UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

U.S. Energy Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

U.S. ENERGY CORP.

1616 Voss, Suite 725

Houston, TX 77057

Notice of 2026 Annual Meeting of Stockholders of

March [●], 2026

Dear Stockholders:

We are pleased to provide you with notice of our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The timing, location and summary of each of the proposals to be voted upon are as follows:

Date:	May 8, 2026	Time:	9:00 AM CDT

Place:	1616 Voss, Suite 725 Houston, TX 77057

Purposes:	1.	To elect two nominees as a Class One directors, as identified in the accompanying Proxy Statement (John A. Weinzierl and D. Stephen Slack)) to serve until the third succeeding annual meeting of stockholders (to be held in 2029) and until each of their successors have been duly elected or appointed and qualified;
	2.	To ratify the appointment of Weaver & Tidwell, L.L.P. as our independent auditor for the fiscal year ending December 31, 2026;
	3.	Advisory vote to approve named executive officer compensation; and
	4.	To approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC, the issuance of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), to Roth Principal Investments, LLC ("Roth Principal Investments") pursuant to the terms of that certain Common Stock Purchase Agreement, dated as of October 9, 2025 (the "Common Stock Purchase Agreement"), between the Company and Roth Principal Investments, in an amount that ma equals or exceeds 20% of the total shares of the Company's Common Stock outstanding immediately prior to the entry into the Purchase Agreement (the "Nasdaq 20% Cap Removal Proposal"); and
	5.	To approve such other business as may arise that can properly be conducted at the Annual Meeting, or any adjournment or postponement thereof in accordance with the Bylaws of the Company.

The formal Proxy Statement that follows this letter provides extensive background information about each of the proposals, along with the recommendations of our Board of Directors to vote in favor of each of the proposals.

Only stockholders of record at the close of business on March 9, 2026 are entitled to receive notice of and to vote at the Annual Meeting. The Notice of the 2026 Annual Meeting, this Proxy Statement and a copy of our Annual Report for the fiscal year ended December 31, 2025 and the means to vote by internet are available at www.proxyvote.com. Please read this information carefully before voting your proxy.

The Securities and Exchange Commission (“SEC” or the "Commission") has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:

●	the full set delivery option; or

●	the notice only option.

i

A company may use a single method for all of its stockholders, or use full set delivery for some while adopting the notice only option for others.

Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.

In connection with the Annual Meeting, we have elected to use the full set option.

Whether or not you plan to attend the meeting, please take the time to vote:

●	Via the internet – Go to the website shown on your proxy card;

●	Via telephone – Call the toll-free number shown on your proxy card; or

●	Via mail – Complete, sign and date your proxy card (if you requested one) and mail it in the postage paid envelope.

If you were a stockholder of record at the close of business on March 9, 2026, you may attend and vote at the Annual Meeting. The names of stockholders of record entitled to vote at the Annual Meeting will be available for review at the Annual Meeting.

If you wish to attend the Annual Meeting and vote in person, but you hold your shares through a broker or other nominee (i.e., your shares are held in “street name”), contact your broker or nominee promptly to obtain a “legal proxy,” which you must bring to the meeting in order to vote in person at the meeting. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors

/s/ John A. Weinzierl
Chairman

U.S. ENERGY CORP.

1616 Voss, Suite 725

Houston, TX 77057

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 8, 2026

This proxy statement (“Proxy Statement”) is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we”, “our”, or “us”) for the 2026 annual meeting of stockholders to be held on May 8, 2026, at 9:00 AM CDT, at the Houston offices of U.S. Energy, 1616 Voss, Suite 725, Houston, Texas 77057 (the “Annual Meeting”), and at any adjournments or postponements of the meeting. On or about April 9, 2026, we are first mailing the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement to stockholders.

GENERAL INFORMATION

Who Can Vote

Only holders of our Common Stock at the close of business on the record date of March 9, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting. As of March 9, 2026 (the “Record Date”) there were 44,269,192 shares of our Common Stock issued and outstanding, all of which are entitled to vote at the Annual Meeting.

You may hold your shares “of record” or in “street name.” The difference between stockholders of record and street name holders is:

●

Stockholder of Record. If your shares are registered directly in your own name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the holder of record of those shares, and you may vote directly via internet, by telephone, by mail or in person.

●

Street Name Stockholder. If your shares are held in a stock brokerage account or by a broker or other nominee, you are considered the “street name” holder and the beneficial owner of those shares, and you have the right to direct your broker or nominee how to vote. However, since you are not the stockholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a “legal proxy,” which you must bring to the Annual Meeting in order to vote in person at the meeting.

Quorum and Voting Rights

A quorum for the Annual Meeting will exist if a majority of the voting power of the stockholders is present at the meeting, in person or represented by properly executed proxies delivered prior to the meeting. Shares of Common Stock present at the meeting that abstain/withhold from voting, or that are the subject of “broker non-votes,” will be counted as present for the purposes of determining a quorum.

You are entitled to one vote for each share of U.S. Energy Common Stock you hold. There is no cumulative voting at the Annual Meeting.

Broker Discretionary Votes

Under current New York Stock Exchange (“NYSE”) rules and interpretations that govern broker non-votes: (i) Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal; (ii) Proposal No. 2 for the ratification of the appointment of Weaver & Tidwell, L.L.P. as our independent auditor for the fiscal year ending December 31, 2026, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal; (iii) Proposal No. 3 for the approval, on an advisory basis, of the 2026 compensation of the Company’s named executive officers, is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal and (iv) Proposal No. 4 for the approval of the NASDAQ 20% Cap Removal Proposal is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”).

Accordingly, if your broker does not receive instructions from you, your broker will not be able to vote your shares on any of the matters other than the ratification of our independent auditor, and a “broker non-vote” will occur with respect to those matters.

List of Stockholders Entitled to Vote at Annual Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our Common Stock, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement indicating that you owned shares of our Common Stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Voting Process

If you are a stockholder of record, there are four ways to vote:

●	At the Annual Meeting. You may vote during the meeting.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card or notice.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Conduct at the Meeting

The Chairman of the Annual Meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. Our employees and directors may solicit proxies by telephone or other means, if necessary; they will not receive additional compensation for these services. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the Board. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the record date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Votes Needed

On Proposal 1, Election of Directors, nominees in a number equal to the seats to be filled on the Board (two members) who receive a plurality of votes cast will be elected as directors. If you withhold your shares from voting, your shares will not be counted for any director. Withheld votes and broker non-votes will have no effect on the election of directors.

Proposals 2, 3, and 4, and any other matter which properly comes before the meeting in accordance with the Amended and Restated Bylaws of the Company (the “Bylaws”), will be approved or ratified, as the case may be, if they receive the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Abstentions and broker non-votes are not considered votes cast, and they will have no effect on such proposals, except to the extent they result in any proposal failing to reach the required threshold for approval, if any.

How Your Proxy Will Be Voted; Recommendation of the Board

The Board is soliciting a proxy to provide you with the opportunity to vote on all matters scheduled to come before the meeting (as stated in the Notice of Annual Meeting which accompanies this Proxy Statement), whether or not you attend in person.

The Board recommends you vote as follows on the four proposals stated in the Proxy Statement:

●

“For” the two nominees in Proposal 1 – i.e., the election of two Class One directors (John A. Weinzierl and D. Stephen Slack) to serve until the third succeeding annual meeting of stockholders (to be held in 2029) and until their successors have been duly elected or appointed and qualified;

●	“For” Proposal 2 – the ratification of the appointment of Weaver & Tidwell, L.L.P. as the independent auditor of the Company for the year ended December 31, 2026;

●	“For” Proposal 3 – advisory vote to approve named executive officer compensation; and

●	“For” Proposal 4 – to approve the Nasdaq 20% Cap Removal Proposal

Granting Your Proxy

Your shares will be voted as you specify if you properly complete and return the appropriate form of proxy. If you make no specifications, your proxy will be voted in favor of each proposal listed above.

We do not expect any matters to be presented for action at the meeting other than the matters stated in the Notice of Annual Meeting accompanying this Proxy Statement. However, as permitted by SEC Rule 14a-4(c), the proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies intend to vote in accordance with their judgment on any such matters.

Revoking Your Proxy

If you are a stockholder of record and submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted. If you are a street name stockholder and you vote by proxy, you may change your vote prior to the meeting by submitting new voting instructions to your broker or other nominee in accordance with that entity’s procedures.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials or Notice of Availability, as applicable with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials or Notice of Availability, as applicable. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies and conservation of paper products. We have adopted this “householding” procedure.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials or Notice of Availability, as applicable, you may:

●

send a written request to the Company’s corporate headquarters, 1616 Voss, Suite 725, Houston, Texas 77057; Attention: Ryan L. Smith, Chief Executive Officer or call (303) 993-3200, if you are a stockholder of record; or

●	notify your broker, if you hold your shares in street name.

Upon receipt of your request, we will promptly deliver a separate set of proxy materials or Notice of Availability, as applicable, to you. You may also contact us as described above if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.

Requirements and Deadlines for Stockholders to Submit Proposals For 2027 Annual Meeting

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2027 annual meeting of stockholders, it must be received by our Secretary by no later than the 120th day preceding the one-year anniversary on the date on which this proxy statement is released to the Company’s stockholders, or by no later than December 7, 2026, unless the date of the 2027 annual meeting of stockholders is more than 30 days before or after the anniversary of our 2026 annual meeting, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials and must otherwise comply with Rule 14a-8 under the Exchange Act. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between January 8, 2027 and the close of business on February 8, 2027 for the 2027 annual meeting of stockholders. In the event that the 2027 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the 2026 annual meeting, notice by the stockholder, to be timely, must be received no later than (i) the 90th day prior to the 2027 annual meeting of stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2027 annual meeting of stockholders. All proposals should be sent to our principal executive offices at 1616 Voss, Suite 725, Houston, TX 77057, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which is available at www.sec.gov available by request to the Secretary at 1616 Voss, Suite 725, Houston, TX 77057.

In addition to satisfying the deadlines in the advance notice provisions of our Amended and Restated Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominee(s) submitted under these advance notice provisions for the 2027 annual meeting must notify our Secretary in writing not later than March 9, 2027 and comply with the other requirements of Rule 14a-19(b).

All submissions to, or requests from, the Secretary of the Company should be made to: U.S. Energy Corp., 1616 Voss, Suite 725, Houston, TX 77057.

The Chairperson of the annual meeting of stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Amended and Restated Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2027 annual meeting, and such nomination or other proposal is not delivered within the time frame specified in our Amended and Restated Bylaws, then the person(s) appointed by the Board and named in the proxies for the 2027 annual meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Copies of Our Annual Report on Form 10-K

The Notice of the 2026 Annual Meeting, this Proxy Statement and a copy of our Annual Report for the fiscal year ended December 31, 2025, and the means to vote by internet are available at www.proxyvote.com. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Additionally, promptly upon receiving a written request from any stockholder, we will send to the stockholder without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, with exhibits, as filed with the SEC. Please address your request to the Company’s corporate headquarters, 1616 Voss, Suite 725, Houston, Texas 77057; Attention: Ryan L. Smith, Chief Executive Officer.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Appraisal and Dissenters’ Rights

No appraisal and dissenters’ rights will be available to any stockholder in connection with any proposal described herein which is proposed to be voted on at the Annual Meeting.

FORWARD-LOOKING STATEMENTS AND WEBSITE LINKS

Statements in this Proxy Statement that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

Our business results are subject to a variety of risks, including those considerations or risks that are reflected as “Risk Factors” in our 2025 Annual Report on Form 10-K, as well as elsewhere in our filings with the SEC. If any of these considerations or risks materialize, our expectations (or underlying assumptions) may change or not be realized and our performance may be adversely affected. Therefore, you should not rely unduly on any forward-looking statements. Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the section of this proxy statement titled “Audit Committee Report”, “Pay Versus Performance”, and “Relationship Between “Compensation Actually Paid” and Performance (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our Board has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure is comprised of a separate Chairman of the Board and Chief Executive Officer. Mr. Weinzierl currently serves as Chairman of the Board and Mr. Smith serves as Chief Executive Officer of the Company. The Board does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our Board believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s Chief Executive Officer, Mr. Smith) and the members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its Chief Executive Officer, while enabling our Chairman to facilitate our Board’s oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

The Board evaluates its structure periodically, as well as when warranted by specific circumstances in order to assess which structure is in the best interests of the Company and its stockholders based on the evolving needs of the Company. This approach provides the Board appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

Committees of the Board

The Board of Directors currently maintains an Audit Committee, Compensation Committee, and Nominating Committee, the membership of each of which is set forth below:

			Audit	Compensation	Nominating
	Independent	Director Class	Committee	Committee	Committee
Ryan L. Smith		Two
John A. Weinzierl(1)	X	One			C
James W. Denny III	X	Two	M	C
Randall D. Keys*	X	One
D. Stephen Slack	X	One	C	M
Duane H. King	X	Three	M		M

(1)    Chairman of Board of Directors.

C – Chairman of Committee.

M – Member.

* Not nominated for re-election at the Annual Meeting.

In June 2024, the Board formed a Special Committee comprised of D. Stephen Slack, James W. Denny III, and then board member Joshua Batchelor, and Randall D. Keys, with Randall D. Keys serving as the Chairperson, each independent members of the Board, to review a proposed transaction between the Company and Synergy Offshore LLC, which is directly and indirectly owned by directors John A. Weinzierl and Duane H. King.

In March 2025, the Board established an Operations Committee, made up of Duane H. King, Chairman, James W. Denny III and then board member Joshua Batchelor, which is tasked with overseeing the Company’s operations.

Director Independence

The Board has affirmatively determined that each of Mr. John A. Weinzierl; Mr. Duane H. King; Mr. Randall D. Keys (who was not nominated for re-appointment at the Annual Meeting); Mr. D. Stephen Slack and Mr. James W. Denny III is an independent director as defined under the NASDAQ rules governing board members, and has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board makes these determinations in accordance with NASDAQ’s listing standards for the independence of directors and the SEC’s rules. Because Mr. Smith serves as our Chief Executive Officer, Mr. Smith is not independent. A majority of the Board is comprised of independent directors.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

In addition, the Audit Committee (consisting of three members), the Compensation Committee (consisting of two members), and the Nominating Committee (consisting of three members) are each comprised solely of independent directors as required under the applicable requirements of NASDAQ and the SEC.

The Compensation Committee members also qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act and each member of the Audit Committee complies with Rule 10A-3 of the Exchange Act.

Meetings of the Board

The Board currently consists of six members, and it has primary responsibility for directing management of the business. During the fiscal year that ended on December 31, 2025, the Board held four meetings and took various other actions via the unanimous written consent of the Board of Directors and the various committees described below. Each director attended 100% of all of the Board of Directors meetings and committee meetings of the committees on which they served, during the fiscal year ended December 31, 2025.

Family Relationships amongst Directors and Officers

There are no family relationships among our directors and executive officers.

Attendance at Annual Meetings by Directors

Directors are encouraged, but not required, to attend annual meetings. At the Company’s last annual meeting held on May 16, 2025, all directors were in attendance in person or via telephone.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive sessions (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Communications from Stockholders to the Board

The independent directors have established a process for collecting and organizing communications from stockholders. Stockholders may send communications to the Board by addressing their communications to the Company’s corporate headquarters, 1616 Voss, Suite 725, Houston, Texas 77057; Attention: Ryan Smith, Chief Executive Officer. Pursuant to this process, the Chief Executive Officer then reviews the communications, determines which of the communications address matters of substance that should be considered by all directors and sends those communications to all the directors for their consideration.

Upon receipt of any communication that is clearly marked “Confidential,” our Chief Executive Officer will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Audit Committee

To provide effective direction and review of fiscal matters, the Board has established an Audit Committee.

The Audit Committee is tasked with overseeing that management has:

●	maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

●

established and maintained processes to assure that an adequate system of internal controls, including computerized information system controls and security, is functioning within the Company and considering any recommendations for improvement of such control; and

●	established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

The Audit Committee has the following specific powers and duties, among others: (1) selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors; overseeing the work done by the Company’s independent auditors; and terminating the Company’s independent auditors, if necessary; (2) selecting, retaining, compensating, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (3) approving all audit engagement fees and terms, and pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms, and establishing policies and procedures for the Audit Committee’s pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis; (4) reviewing and discussing with the Company’s independent auditors (i) all critical accounting policies and practices to be used in the audit, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors, and (iii) other material written communications between the auditors and management; (5) reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with Company policies and procedures, provided that any proposed transactions with related parties that involve significant cash, stock or other consideration are outside the scope of the Audit Committee and will be referred to a separate committee appointed and chartered by the Board, and made up of non-interested directors; (6) reviewing the Company’s audited annual financial statements and the independent auditors’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein; (7) reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such internal controls, and reviewing and discussing with management and the Company’s independent auditors, disclosure relating to the Company’s internal controls; (8) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; (9) actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside auditor; (10) reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company’s Code of Ethics and Conduct and the results of confirmations and violations of such code; and (11) providing oversight for all matters related to the security of and risks related to information technology systems and procedures.

The current Chairman of the Audit Committee is D. Stephen Slack. The Board has determined that Mr. Slack is an “audit committee financial expert” as defined in Item 407(d) of SEC Regulation S-K. The other members of the Audit Committee are James W. Denny III, who has served on the committee since January 2022, and Duane H. King, who has served on the committee since March 2026. All members of the Audit Committee are independent directors under applicable Nasdaq and Rule 10A-3 of the Exchange Act.

The Audit Committee formally met four times in 2025. The Committee reviewed our financial statements for each quarter in 2025 and the year as a whole and discussed the financial statements with management and our independent audit firm. Based on the foregoing, the Audit Committee recommended to the Board at the Board meeting held on March 4, 2026 that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2025. The Audit Committee also reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee

We have a Compensation Committee, the current members of which are James W. Denny III (Chairman) and D. Stephen Slack. These members are independent under applicable criteria established by Nasdaq and the Board of Directors has affirmatively determined that each of such members does not have a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of the Compensation Committee. The Compensation Committee met formally on four occasions in 2025 and discussed compensation matters informally several times during the year.

The Compensation Committee reviews and recommends to the Board compensation packages for the executive officers of the Company and oversees the Company’s compensation and benefit packages. The Compensation Committee is also tasked with reviewing and approving both the Chief Executive Officer's and Chief Financial Officer's corporate goals and objectives relevant to their total compensation, and recommending the compensation of each officer. The Committee is also tasked with periodically reviewing matters relating to human capital management, including the Company’s policies and strategies regarding recruiting, retention, career development and progression, and other employment practices.

The Compensation Committee may delegate to a subcommittee or to our Chief Executive Officer or other officer such of its duties and responsibilities as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by law or Nasdaq rule, and the committee may not designate the committee’s requirement to set the compensation of the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. James W. Denny III (Chairman) and D. Stephen Slack, who are all independent members of our Board of Directors. No member of the Compensation Committee is an employee or a former employee of the Company. During fiscal year 2025, none of our executive officers served on the compensation committee (or its equivalent) or Board of Directors of another entity whose executive officer served on our Compensation Committee, with the exception of Ryan Smith, who serves as a member of the Board of Directors, Chairman of the Audit Committee and Governance Committee, as Lead Independent Director, and as a member of the Compensation Committee of Forum Markets, Incorporated (FRMM:NASDAQ). Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating Committee

We have a Nominating Committee, currently consisting of John Weinzierl (Chairman) and Duane H. King. These members are independent directors under Nasdaq rules.

In considering individual director nominees and Board committee appointments, our Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In evaluating prospective candidates, the Nominating Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating Committee believes must be met by a prospective director nominee, the Nominating Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Requirements and Deadlines for Stockholders to Submit Proposals For 2027 Annual Meeting” under “General Information”, above. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

For the Annual Meeting, the Nominating Committee did not receive a request from any stockholder for consideration of a director nominee candidate.

The Nominating Committee met four times during 2025 and approved the director nominees for the 2026 annual meeting.

Risk Oversight

We face various risks in our business, including liquidity and operational risks. Liquidity risk is encountered in the context of balancing contractual commitments to spend capital and also is involved in our hedging commitments for oil and natural gas price protection. Any change in our hedging strategy will require the approval of the Board.

General business operations are managed by our Chief Executive Officer, who reports to the Board. An annual budget is approved by the Board, with appropriate modifications as needed throughout the year by the Board. However, material budget variations are subject to prior approval by the Board, even if the category and fund allocation generally had been previously approved by the Board. In these situations, the Chairman will call a Board meeting to discuss specific terms, costs and variables, and associated risks, before committing the Company. We believe this process provides the Board with a continuing and key role in risk oversight.

While the Board and its committees oversee the Company’s strategy, management is charged with its day-to-day execution. To monitor performance against the Company’s strategy, the Board receives regular updates and actively engages in dialogue with management.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking. Risk mitigating factors of our compensation program and Board governance include:

●	A mix of short-term and long-term incentives designed to incentivize creation of long-term stockholder value; and

●	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term stockholder value creation.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and directors and any other person, pursuant to which the officer or director was selected to serve as an officer or director, except for the Nominating and Voting Agreement discussed below under “Nominating and Voting Agreement and Board Appointment Rights”.

Other Directorships

No other directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), other than:

●	Mr. Smith, who serves as a member of the Board of Directors, Chairman of the Audit Committee and Governance Committee, member of the Compensation Committee and Lead Independent Director of Forum Markets, Incorporated (FRMM:NASDAQ).

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years, except as disclosed in their biographical information set forth herein under “Proposal 1: Election of Directors”:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

(3)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)

being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, as illustrated in the “Principal Holders of Voting Securities and Ownership by Officers and Directors” table below, all Named Executive Officers and directors are beneficial owners of stock of the Company.

Compensation Recovery and Clawback Policies

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer.  Additionally, on November 8, 2023, the Board of Directors of the Company approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the Securities and Exchange Commission under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

The Clawback Policy was filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 13, 2023.

Insider Trading/Anti-Hedging Policies

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also plans to follow procedures for the repurchase of any shares of its securities. The Company believes that its insider trading policy and planned repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The policy also prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading and includes specific anti-hedging provisions.

Pursuant to the anti-hedging provisions, the Company prohibits executive officers, directors, and employees from engaging in transactions involving derivative securities, such as put and call options, and short sales, that could generate profit from a decline in the company's stock price. While other hedging transactions are not outright banned, they are strongly discouraged as they may misalign the interests of Company insiders with shareholders and encourage excessive risk-taking.

The above anti-hedging restriction does not however apply to stock options granted by the Company, nor does it apply to using Company securities for option exercises or tax payments in transactions directly with the Company.

The Company also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan unless the pledgor has the clear financial capability to repay the loan without resort to the pledged securities.

A copy of the Company’s insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Policy on Timing of Award Grants

The Compensation Committee and the Board have not established policies and practices (whether written or otherwise) regarding the timing of option grants, stock appreciation rights and similar awards, or other awards, in relation to the release of material nonpublic information (“MNPI”) and do not take MNPI into account when determining the timing and terms of stock option or other equity awards to executive officers. The Company does not time the disclosure of MNPI, whether positive or negative, for the purpose of affecting the value of executive compensation.

Equity awards are discretionary and are generally granted to our named executive officers once per year, typically in the first quarter. In certain circumstances, including the hiring or promotion of an officer, the Board or Compensation Committee may approve grants to be effective at other times.

Code of Conduct

We are committed to sound corporate governance principles. As evidence of this commitment, the Board has adopted a Code of Ethics and Conduct. The Code of Ethics and Conduct applies to all officers, directors and employees and includes compliance and reporting requirements, procedures for conflicts of interest, public disclosures, requirements for the compliance with laws, rules and regulations and requirements relating to employment practices, duties relating to corporate opportunities, confidentiality, fair dealing, and the use of Company assets.

We intend to disclose any amendments or future amendments to our Code of Ethics and Conduct and any waivers with respect to our Code of Ethics and Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our corporate website within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

.

Website Availability of Documents

The charters of the Audit Committee, Compensation Committee and Nominating Committee and our Code of Ethics and Conduct can be found on our website at https://usnrg.com/investors/governance. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement. Copies of each of these documents are available without charge to any person who requests them, by sending a request to the Company's corporate headquarters, 1616 S. Voss, Suite 725, Houston, Texas 77057: Attention Ryan Smith, Chief Executive Officer.

Nominating and Voting Agreement and Board Appointment Rights

On January 5, 2022 (the “Closing Date”), the Company closed the acquisitions (the “Closing”) contemplated by those certain three separate Purchase and Sale Agreements (as amended to date, the “Purchase Agreements”), previously entered into by the Company on October 4, 2021, with each of (a) Lubbock Energy Partners LLC (“Lubbock”); (b) Banner Oil & Gas, LLC, Woodford Petroleum, LLC and Llano Energy LLC (collectively, “Banner”), and (c) Synergy Offshore LLC (“Synergy”, and collectively with Lubbock and Banner, the “Sellers”). Lubbock is beneficially owned by Mr. John A. Weinzierl (our Chairman) and Mr. Wallis T. Marsh, due to their status as Chief Executive Officer and Manager, and Manager, respectively, of Lubbock. Synergy may have been deemed to be beneficially owned by Mr. Duane H. King (one of our Directors) at the time of entry into the Purchase Agreements, as Chief Executive Officer of Synergy, and as a result of his then ownership of the limited liability company that owned 100% of the membership interests of Synergy.

Also on January 4, 2022, we and each of the Sellers entered into a Nominating and Voting Agreement.

On and effective on September 16, 2022, the Company, each of the Sellers, and King Oil & Gas Company, Inc., which entity is controlled by Duane H. King, its President and one of our directors (“King Oil”), WDM Family Partnership, LP, which entity is controlled by Wallis T. Marsh, its President (“WDM”), and Katla Energy Holdings LLC, which entity is controlled by John A. Weinzierl, its Chief Executive Officer and our Chairman (“Katla Energy”), entered into an Amended and Restated Nominating and Voting Agreement (the “Nominating and Voting Agreement”). The entry into the Nominating and Voting Agreement followed the distribution of certain shares of Common Stock originally issued to the Sellers upon the Closing, including the transfer (a) on July 20, 2022, by Synergy of an aggregate of 6,546,384 shares of Common Stock of the Company which it held to: King Oil (2,027,399 shares); Katla Energy (1,781,651 shares) and certain other parties; and (b) on July 19, 2022, by Lubbock of 6,568,828 shares of Common Stock of the Company which it then held to: Katla Energy (3,071,914 shares); WDM (3,071,914 shares) and certain other parties (the “Transfers”).

The Nominating and Voting Agreement amended and restated the prior Nominating and Voting Agreement dated January 5, 2022, to include King Oil, WDM and Katla Energy as voting parties thereunder (each a “Voting Party”) and clarify the Company’s prior change in domicile from Wyoming to Delaware. The Nominating and Voting Agreement was entered into to better reflect the original intent of the parties to the Nominating and Voting Agreement, that the voting obligations of the Sellers as set forth therein would also become obligations of any affiliates of the Seller which received shares of Common Stock in any distribution of shares by any Sellers.

The Nominating and Voting Agreement provides that each of Lubbock, Synergy and Banner (each a “Nominating Party”) has the right to designate for nomination to the Board two nominees (for so long as such Nominating Party (and its affiliates) beneficially owns at least 15% of the Company’s outstanding Common Stock) and one nominee (for so long as such Nominating Party (and its affiliates) beneficially owns at least 5% of the Company’s Common Stock), for appointment at any stockholder meeting or via any consent to action without meeting of the stockholders of the Company. As a result of the ownership of Lubbock, Synergy and Banner, as discussed below under “Principal Holders of Voting Securities and Ownership by Officers and Directors”, below, Lubbock holds the right to nominate two members to the Board as of the Record Date, provided that it has only nominated one person, John A. Weinzierl; Synergy retains the right to nominate one member to our Board as of the Record Date, which nominated member is Duane H. King, and Banner retains the right to nominate one member to our Board as of the Record Date, provided no such member has been nominated to date.

The Nominating and Voting Agreement also requires the Board to include such nominees in the slate of directors up for appointment at each meeting of stockholders where directors will be appointed, and take other actions to ensure that such persons are elected to the Board by the stockholders of the Company.

The Nominating and Voting Agreement also provides that for the purposes of calculating the percentage ownership of Common Stock beneficially held by each Nominating Party, shares of Common Stock may only be counted once, and may only be deemed beneficially owned by at a maximum, by one Nominating Party and that further, in the event any shares of Common Stock are beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange Act (“Rule 13d-3”) by more than one Nominating Party, such affected Nominating Parties shall apportion beneficial ownership for the purposes of the Nominating and Voting Agreement equitably, in good faith, and promptly advise the Company and the other Nominating Parties of such agreed allocations.

Additionally, the Nominating and Voting Agreement provides that, for purposes of the Transfers, the parties agreed that the 4,853,565 shares of Common Stock distributed by Synergy and Lubbock to Katla Energy (collectively, the “Katla Energy Shares”) would be allocated (a) 36.7% to Synergy; and (b) 63.3% to Lubbock, solely for the purposes of the calculations relating to the Nominating and Voting Agreement and the determination of Nominating Party status and that in the event that Katla Energy shall thereafter distribute, sell, or transfer, any of the Katla Energy Shares, such remaining shares of Common Stock held by Katla Energy would continue to be allocated, for the purposes of the Nominating and Voting Agreement and the determination of Nominating Party status, pursuant to the same allocation; provided that if Katla Energy shall thereafter acquire any additional shares of Common Stock, such shares shall be apportioned at the time of acquisition equitably by the control persons of Katla Energy to the appropriate Nominating Party, in each case notwithstanding the fact that such Katla Energy Shares, shall consistent with the requirements of Rule 13d-3, be deemed beneficially owned by John A. Weinzierl, its Chief Executive Officer, who has voting and dispositive control over such shares, for the purposes of Rule 13d-3.

Pursuant to the Nominating and Voting Agreement, if any Nominating Party’s Seller Nominated Party ceases for any reason to serve on the Board, such Seller Nominated Party will be provided the right to appoint another person to the Board, who shall be appointed to the Board pursuant to the power to fill vacancies given to the Board without a stockholder vote, by the Bylaws of the Company.

Notwithstanding the above, no person is required to be included as a nominee for election or appointment to the Board in the event such person is a Disqualified Person. A “Disqualified Person” is a person for whom the Board reasonably determines that the nomination, election or appointment of, or retention of such person on the Board, as applicable, would (a) violate the listing rules of Nasdaq or the rules and regulations of the SEC, (b) due to such person’s past, affiliations or otherwise, negatively affect the reputation of the Company, negatively affect the Company’s ability to complete future transactions, or disqualify the Company from undertaking any offering under applicable securities laws, or (c) violate the fiduciary duties that the Board owes to the Company or its stockholders; provided, however, that if the Board reasonably determines that any person is unfit for service on the Board for the reasons set forth above, then the applicable Nominating Party is entitled to designate an alternative or replacement person.

Further notwithstanding the above, the non-Nominating Party directors and Nominating Party directors are required to be apportioned between ‘independent’ and non-’independent’ directors as required by the rules of Nasdaq such that the Company continues in compliance with applicable Nasdaq rules.

Each Seller Nominated Person is entitled to the same expense reimbursement and advancement, exculpation, indemnification and insurance in connection with his or her role as a director as the other members of the Board, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Seller Nominated Person is a member, if any, in each case to the same extent as the other members of the Board. We also agreed to continue to maintain directors’ and officers’ liability insurance coverage with respect to each Seller Nominated Person’s service on the Board for a period of at least six years after each such Seller Nominated Person’s service on the Board has concluded.

At all times when Lubbock holds at least 5% of the Company’s outstanding Common Stock and its appointee is John A. Weinzierl, each Seller is required to instruct its appointee on the Board to vote in favor of appointing Mr. Weinzierl as Chairman of the Board.

During the term of the Nominating and Voting Agreement, each Seller and each Voting Party, agreed to vote all securities of the Company which they hold in any manner as may be necessary to nominate and elect (and, if applicable, maintain in office) as a member of the Company’s Board, each of the Seller Nominated Persons and further to not remove any Seller Nominated Persons, unless such person is a Disqualified Person.

The Nominating and Voting Agreement continues in effect until the earlier of (a) the date mutually agreed by each of the Sellers; and (b) the date that no Seller owns at least 5% of the outstanding shares of Common Stock of the Company; subject to certain rights and obligations which survive termination. Once a Seller’s ownership drops below 5% of the Company’s outstanding Common Stock, it no longer has any right to nominate any person under the Nominating and Voting Agreement, even if such Seller’s ownership increases above 5% of the Company’s Common Stock in the future. Each Voting Party ceases to be bound by the terms of the Nominating and Voting Agreement at such time as the Voting Party no longer holds any shares of Common Stock of the Company.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND

OWNERSHIP BY OFFICERS AND DIRECTORS

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 9, 2026 (the “Record Date”), referred to in the table below as the “Beneficial Ownership Date”, by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our securities;

●	each of our directors;

●	each of our Named Executive Officers; and

●	all directors and executive officers as a group.

The column titled “Percentage of Shares Beneficially Owned” is based on a total of 43,336,859 shares of our Common Stock outstanding as of the Beneficial Ownership Date.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding but are not deemed outstanding for computing the percentage ownership of any other person.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors, director nominee(s) and officers is c/o 1616 Voss, Suite 725, Houston, Texas 77057.

Title of Class	Name of Beneficial Owner	Position with Company	Beneficial Ownership		Percent of Shares Beneficially Owned
Common	Ryan L. Smith	CEO and Director	1,132,946	(1)	2.6%
Common	James W. Denny III	Director	208,913	(2)	* %
Common	Randall D. Keys ♦	Director	193,913	(3)	* %
Common	D. Stephen Slack	Director	208,913	(4)	* %
Common	John A. Weinzierl	Chairman	9,273,045	(5)	20.9%
Common	Duane H. King	Director	2,553,641	(6)	5.8%
Common	Mark L. Zajac	CFO	299,446	(7)	* %
Common	Directors and executive officers as a group (7 persons)		13,870,817		31.3%

Greater than 5% Stockholders
Common	John Alfred Weinzierl 2020 Trust	>5% Stockholder	3,124,893	(8)	7.1%
Common	Katla Energy Holdings LLC	>5% Stockholder	5,650,326	(9)	12.8%
Common	King Oil & Gas Company, Inc.	>5% Stockholder	2,359,728	(10)	5.3%
Common	Joshua Batchelor	>5% Stockholder	3,261,123	(11)	7.4%
Common	Banner Oil & Gas, LLC	>5% Stockholder	2,682,642	(12)	6.1%

* Less than one percent.

♦ Not nominated for re-appointment as a director at the Annual Meeting.

(1)

Mr. Smith owns 1,122,946 shares of our Common Stock and stock options to purchase 10,000 shares of Common Stock at an exercise price of $11.60 per share, which expire on November 10, 2027, which have vested as of the Record Date. Mr. Smith's ownership of 1,122,946 shares includes 719,613 fully vested shares and 113,333 shares which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 and 2027; and 300,000 shares which are subject to vesting at the rate of 1/3 of such shares on each of February 14, 2027, 2028, and 2029. All unvested shares are also subject to Mr. Smith's continued service to the Company on the date of the vesting of such shares.

(2)	Mr. Denny owns 208,913 shares of our Common Stock, all of which are fully vested shares.

(3)	Mr. Keys owns 193,913 shares of our Common Stock, all of which are fully vested shares.

(4)	Mr. Slack owns 208,913 shares of our Common Stock, all of which are fully vested shares.

(5)

As described in Footnote (8) and (9) below,  due to Mr. Weinzierl acting as trustee of the John Alfred Weinzierl 2020 Trust he is deemed to beneficially own the 3,124,893 shares of Common Stock held by the John Alfred Weinzierl 2020 Trust and due to Mr. Weinzierl’s status as sole member and Managing Member of Katla Energy Holdings LLC, Mr. Weinzierl is deemed to beneficially own the 5,650,326 shares of Common Stock held by Katla Energy Holdings LLC. Mr. Weinzierl's ownership also includes 497,826 fully vested shares held individually.

(6)

As described in Footnote (10) below, Mr. King is the Chief Executive Officer and 100% owner of King Oil & Gas Company Inc, and as a result, has the right to vote and to dispose of the 2,359,728 shares of Common Stock of the Company held by King Oil & Gas Company, Inc. Mr. King's ownership also includes 193,913 fully vested shares.

(7)

Mr. Zajac owns 299,446 shares of our Common Stock, which includes 129,446 fully vested shares and 120,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 and 2027; and 50,000 shares which vest on February 14, 2027. All shares are subject to Mr. Zajac's continued service with the Company on the date of vesting of such shares.

(8)	Mr. Weinzierl is the Trustee of the John Alfred Weinzierl 2020 Trust and as such, is deemed to beneficially own and have voting and dispositive power over the shares of Common Stock held by the Trust.

(9)

Mr. Weinzierl is the sole member and Managing Member of Katla Energy Holdings LLC, and as such, is deemed to beneficially own the shares of Common Stock held by Katla Energy Holdings LLC. The address of Katla Energy Holdings LLC is 1410 Campbell Rd., Houston, TX 77055.

(10)

Mr. King is the Chief Executive Officer and 100% owner of King Oil, and as a result, has the right to vote and to distribute the shares of the Company held by King Oil. The address of King Oil is 1401 Lake Plaza Dr, Suite 200-185, Spring, Texas 77389.

(11)	Represents shares owned by Banner Oil & Gas LLC (2,682,642 shares), Woodford Petroleum, LLC (202,004 shares), Sage Road Energy II, LP (298,178 shares), and SRC Management Company, LP (78,299 shares). Based solely on information set forth in the Schedule 13D/A filed by Mr. Joshua Batchelor on January 29, 2025, as updated by subsequent Form 4s filed by Mr. Batchelor, in his capacity as co-Managing Partner of Sage Road Capital, LLC (“Sage Road”), Mr. Batchelor may be deemed to beneficially own the shares of Common Stock held by Banner Oil & Gas, LLC (“Banner Oil”) (2,682,642 shares of Common Stock), Woodford Petroleum, LLC (202,004 shares of Common Stock), Sage Road Energy II, LP (“Sage Road Energy”) (298,178 shares of Common Stock), and SRC Management Company, LP (78,299 shares of Common Stock), which entities Sage Road indirectly controls and manages certain funds which it owns a majority interest of. Address is 2121 Sage Road, Suite 325, Houston, Texas 77056.

(12)	As described in footnote (11), above, Mr. Batchelor may be deemed to beneficially own the shares of Common Stock held by Banner Oil. Address is 2121 Sage Road, Suite 325, Houston, Texas 77056.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company are elected by the Board, to serve until the officer’s successor has been duly elected and qualified, or until earlier death, retirement, resignation or removal. Other than Mr. Ryan L. Smith, who is the President, Chief Executive Officer, and Director of the Company, and is included in the table above, we have only one other executive officer, Mark L. Zajac, who was appointed as Chief Financial Officer of the Company effective on June 1, 2023. Please see biographical information for our executive officers below:

Ryan L. Smith (Age 43) – President and Chief Executive Officer. Mr. Smith’s biographical information is included below under “Proposal 1: Election of Directors” - “Continuing Director”.

Mark L. Zajac (Age 59) – Chief Financial Officer. Mr. Zajac has served as U.S. Energy’s Chief Financial Officer since June 2023. Mr. Zajac served as President of a tax and consulting CPA firm from August 2022 until May 2023.  Mr. Zajac began his public accounting career in 1994 with Arthur Andersen and later joined KPMG where he was a partner and national industry leader from 2003 until 2021. Mr. Zajac’s career includes serving a variety of public and private companies throughout the energy value chain, including exploration and production, master limited partnerships, trading and marketing, independent power sectors and Special Purpose Acquisition Companies as well as extensive experience with securities and exchange offerings, mergers and acquisitions and global accounts. These experiences have exposed him to a wide variety of business experiences including PCAOB requirements, IPOs, emerging accounting and industry views, internal control effectiveness assessments, security offerings and various rules and regulations of the Securities and Exchange Commission. Mr. Zajac earned his Bachelor of Business Administration and Master of Business Administration, from Texas Tech University. He is a licensed Texas Certified Public Accountant.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation of our financial statements, and the reporting process, as well as maintaining effective internal control over financial reporting and assessing the effectiveness of the controls. For the fiscal year ended December 31, 2025, Weaver & Tidwell, L.L.P. was responsible for auditing the annual financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. The Audit Committee is responsible for, among other things, reviewing and selecting the independent registered public accounting firm, reviewing our annual and interim financial statements, and pre-approving all engagement letters and fees for audit and non-audit services provided by our independent accountant.

In performing its oversight functions in connection with our financial statements as of and for the year ended December 31, 2025, the Audit Committee has:

●

Reviewed and discussed the audited financial statements with management and our independent public registered accounting firm, including the quality of the accounting principles, and the reasonableness of significant judgments made in the preparation of the financial statements;

●

Discussed with the Company’s registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission;

●

Received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

●	Discussed with the independent auditors the independent auditors’ independence; and

●	Considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon the foregoing reports and discussions, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to in its charter, the Audit Committee recommended to the Board, and the Board has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 13, 2026.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Respectfully submitted by the Audit Committee of the Board,

/s/ D. Stephen Slack (Chairman of Audit Committee)

/s/ James W. Denny III

/s/ Duane H. King

EXECUTIVE AND DIRECTOR COMPENSATION

Our executive and director compensation programs are designed to provide a competitive level of compensation to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value.

Summary Compensation Table

The following table sets forth information concerning the compensation of (a) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (b) the Company’s two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year; and (c) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (b) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (collectively, the “Named Executive Officers”) for the years ended December 31, 2025 and 2024.

Name and Position	Year	Salary	Bonus	Stock Awards(3)		Option Awards	All Other Compensation		Total

Ryan L. Smith	2025	$335,475	$225,000	$812,000	(4)	$-	$47,951	(2)	$1,420,426
CEO(1)	2024	$327,488	$225,000	$285,600	(5)	$-	$51,298	(2)	$889,385

Mark L. Zajac	2025	$263,925	$160,000	$203,000	(6)	$-	$34,271	(2)	$661,196
CFO(1)	2024	$259,463	$160,000	$181,800	(7)	$-	$33,656	(2)	$634,919

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any change in pension value and nonqualified deferred compensation earnings during the periods presented.

(1)	Mr. Smith was appointed CEO on December 10, 2019 and held both the CEO and CFO positions until the hiring of Mr. Zajac on June 1, 2023 at which date Mr. Zajac assumed the CFO position.
(2)	All other compensation for Mr. Smith in 2025 and 2024 is comprised of employer 401(k) matching contributions and health insurance premiums. All other compensation for Mr. Zajac in 2025 and 2024 is comprised of employer 401(k) matching contributions and health insurance premiums.
(3)	Stock awards for 2025 and 2024 reflect the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and does not necessarily reflect the actual value that may be realized by the executive. For fiscal year 2025 and 2024, the grant date fair value for restricted stock awards is based on the closing price of our Common Stock on February 14, 2025 and March 19, 2024, the grant date of those awards, which was $2.03 per share and $1.01 per share respectively. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024, as applicable.
(4)	Represents 400,000 shares of restricted Common Stock issued to Mr. Smith on February 14, 2025, which vest equally over a four-year period, subject to Mr. Smith’s continued service to the Company.
(5)	Represents 170,000 shares of restricted Common Stock issued to Mr. Smith on March 19, 2024, which vest equally over a three-year period, subject to Mr. Smith’s continued service to the Company. Represents 170,000 shares of restricted Common Stock which vest, if ever, if U.S. Energy's Common Stock price is equal to or greater than $2.00 per share for a period of at least 20 consecutive trading days following the grant date, and are eligible for vesting one year after the grant date, subject to Mr. Smith's continued service to the Company.
(6)	Represents 100,000 shares of restricted Common Stock issued to Mr. Zajac on February 14, 2025, which vest equally over a two-year period, subject to Mr. Zajac’s continued service to the Company.
(7)	Represents 180,000 shares of restricted Common Stock issued to Mr. Zajac on March 19, 2024, which vest equally over a three-year period, subject to Mr. Zajac’s continued service to the Company.

Pay Versus Performance

The following table provides information required by Item 402(v) of Regulation S-K, and sets forth information about the relationship between executive compensation actually paid and certain financial performance of the Company. Compensation Actually Paid (CAP) in the table below does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, CAP is calculated as summary compensation table total compensation adjusted to include the fair market value of equity awards as of December 31, 2025 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards (if any). For purposes of the disclosure below, no pension valuation adjustments were required and no dividends or interest were accrued.

The Board of Directors and the Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to non-PEO Named Executive Officers(3)	Value of Initial Fixed $100 Investment Based On:(4) Total Shareholder Return	Net Loss ($ Thousands)(5)
2025	$1,420,426	$861,643	$661,196	$433,096	$41.04	$(14,374)
2024	$889,385	$1,316,224	$634,919	$781,519	$72.72	$(25,721)
2023	$966,419	$479,049	$459,701	$357,911	$44.61	$(32,356)

(1)

Ryan L. Smith was our CEO (our Principal Executive Officer (PEO)) for each of the years presented. The amount reported for each year are the amounts of total compensation reported for Mr. Smith in the “Total” column of the “Summary Compensation Table”, above.

(2)	During 2025 and 2024 our only non-CEO Named Executive Officer (NEO) consisted of Mark L. Zajac, our Chief Financial Officer. During 2023, our two non-CEO Named Executive Officers (NEO) consisted of Mark Zajac, our Chief Financial Officer and Donald A. Kessel, our former Chief Operating Officer.
(3)	Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable persons during 2025, 2024 and 2023. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments set forth below were made to Mr. Smith’s total compensation and to the total compensation of the other non-PEO NEO, for 2025, 2024 and 2023, to determine the compensation actually paid. No pension plan payments were made to the PEO or the non-PEO NEO during 2025, 2024 or 2023.
(4)

Assumes $100 invested in our common shares on December 31, 2022, and calculated based on the difference between the share price of our Common Stock at the end and the beginning of the measurement period, and reinvestment of all dividends.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Adjustments to Determine Compensation Actually Paid ($) for PEO	2025	2024	2023
Reported Summary Compensation Table (SCT) total for PEO	1,420,426	889,385	966,419
Deduction for amounts reported under the “Stock Awards” column in the SCT	(812,000)	(285,600)	(375,000)
Increase for fair value of awards granted during the year that remain unvested as of year end	368,000	554,200	163,043
Increase for fair value of awards granted and vested during the year	-	-	-
Deduction for decrease in fair value from prior year end to current year end of awards granted prior to the year that were outstanding and unvested as of year end	(119,053)	147,228	(325,000)
Deduction for decrease in fair value from prior year end to vesting date of awards granted prior to the year that vested during the year	4,270	11,011	31,000
Increase for value of dividends paid (accrued) on equity awards not otherwise reflected in fair value of awards	-	-	18,587
Total adjustments	(558,783)	426,839	(487,370)
Compensation actually paid to PEO	861,643	1,316,224	479,049

Adjustments to Determine Average Compensation Actually Paid ($) for Non-PEO NEOs	2025	2024	2023
Reported Average SCT Total for Non-PEO NEOs	661,196	634,919	459,701
Deduction for amounts reported under the “Stock Awards” column in the SCT	(203,000)	(181,800)	(261,000)
Increase for fair value of awards granted during the year that remain unvested as of year end	92,000	293,400	100,000
Increase for fair value of awards granted and vested during the year	-	-	76,000
Increase/(deduction) for change in fair value from prior year end to current year end of awards granted prior to the year that they were outstanding and unvested as of year end	(85,200)	31,500	-
Increase/(deduction) for change in fair value from prior year end to vesting date of awards granted prior to the year that vested during the year	(31,900)	3,500	(20,480)
Increase for value of dividends paid (accrued) on equity awards not otherwise reflected in fair value of awards	-	-	3,690
Total adjustments	(228,100)	146,600	(101,790)
Compensation actually paid to Non-PEO NEOs	433,096	781,519	357,911

For each covered fiscal year, there were no equity awards that failed to meet vesting conditions in the year; there were no Option Awards; and there were no pension benefits. Additionally, the methodology for the valuation assumptions used to calculate the fair value of the equity awards is the same as that used to determine the aggregate grant date fair values disclosed in the “Summary Compensation Table”, though with adjustments for the applicable time period. We do not view these adjustments as material differences in the assumptions. As disclosed in the “Summary Compensation Table”, the assumptions used to calculate the aggregate grant date fair values reflected in that table are included in footnotes to our consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2025 and 2024.

Relationship Between “Compensation Actually Paid” and Performance

Our executive compensation program seeks to align executive officers’ long-term interests with those of our stockholders to incentivize a long-term increase in stockholder value, and therefore does not specifically align the Company’s performance measures with CAP (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table above, for each of the three years ended December 31, 2025. The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and (1) the Company’s cumulative Total Stockholder Return (TSR) and (2) net loss. U.S. Energy believes that compensation actually paid to its PEO and non-PEO NEOs is aligned with the Company's TSR over the three-year measurement period, as compensation actually paid increased alongside TSR appreciation in 2024 and subsequently declined in 2025 as TSR contracted, as shown in the charts below. With respect to net loss, the chart reflects that net loss improved each year over the three-year period, declining from $(32,356) thousand in 2023 to $(14,374) thousand in 2025; however, compensation actually paid does not follow the same trend. However, we do not believe that the reported net loss is reflective of our financial performance over the period and the Company does not use net income to determine compensation or incentive plan payouts.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information relating to the unexercised stock options and the unvested stock awards for the Named Executive Officers as of December 31, 2025. Each award to each Named Executive Officer is shown separately, with a footnote describing the award’s vesting schedule.

	Option awards						Stock awards
	Number of securities underlying unexercised options		Number of securities underlying unexercised options	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Name	(#) exercisable		(#) unexercisable	(#)	($)		(#)		($)(2)

Ryan L. Smith	10,000	(1)	—	—	$11.60	11/10/2027	567,680	(3)	$522,266
CEO
Mark Zajac	—		—	—	—	—	220,000	(4)	$202,400
CFO

(1)	In November 2017, Mr. Smith was granted stock options to purchase 10,000 shares of Common Stock which are presently exercisable.
(2)	Calculated by multiplying the closing market price of the Company’s Common Stock at the end of the last completed fiscal year ($0.92 per share) by the number of shares of stock.
(3)	Includes 54,347 shares which vest on January 5, 2026 (which have vested to date); 113,333 shares which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 and 2027; 400,000 shares which are subject to vesting at the rate of 1/4 of such shares on each of February 14, 2026 (which have vested to date), 2027, 2028, and 2029. All unvested shares are also subject to Mr. Smith's continued service to the Company on the date of the vesting of such shares.
(4)	Includes 120,000 shares held by Mr. Zajac which are subject to vesting at the rate of 1/2 of such shares on each of March 19, 2026 (which have vested to date) and 2027; 100,000 shares which are subject to vesting at the rate of 1/2 of such shares on each of February 14, 2026 (which have vested to date) and 2027. All unvested shares are subject to Mr. Zajac's continued service to the Company on the date of the vesting of such shares.

Employment Agreements

Ryan L. Smith – Chief Executive Officer

On August 14, 2024, effective July 1, 2024, the Company entered into an Employment Agreement with Mr. Ryan L. Smith, our Chief Executive Officer, which amended and restated in its entirety the Employment Agreement between the Company and Mr. Smith dated March 5, 2022.

The agreement, which provides for Mr. Smith to continue to serve as our Chief Executive Officer has an initial term expiring on January 1, 2027, subject to automatic, successive two-year renewals thereafter.

Pursuant to the terms of the agreement, Mr. Smith’s annual compensation package includes (1) an annual base salary of $350,000 effective March 1, 2026 (previously $335,475) and (2) an annual cash bonus based on individual and Company performance. The annual cash bonus is based on the Compensation Committee’s evaluation of the condition of the Company’s business, the results of operations, Mr. Smith’s individual performance for the performance period, the satisfaction by Mr. Smith or the Company of goals and milestones, including goals based on performance objectives, as may be established by the Compensation Committee, or any combination of the foregoing and payable not later than 2 and one-half months after the end of the year in which the amount becomes vested. The agreement sets a “Target Cash Bonus” in the amount of 100% of Mr. Smith’s annual base salary; provided, however, that the annual cash bonus in any year may vary substantially from the Target Cash Bonus amount, and no annual cash bonus is guaranteed.

Mr. Smith is also eligible to receive long-term equity incentive grants pursuant to our equity compensation plans. Such grants, which may be in the form of restricted stock, restricted stock units, options or other equity consideration as allowed pursuant to the terms of such equity incentive plan(s), shall be made at the timing and discretion of our Compensation Committee and shall contain such terms, vesting provisions and performance criteria as our Compensation Committee, in its sole discretion, may determine. Mr. Smith is also entitled to participate in health insurance, retirement plans, directors’ and officers’ insurance coverage and other benefit programs provided to other senior executives of the Company.

Separate from the above, the Board of Directors or Compensation Committee of the Board of Directors may award Mr. Smith discretionary bonuses in cash, Common Stock, or other forms of equity consideration, in their discretion. Mr. Smith’s salary under the agreement may also be increased from time to time, in the discretion of the Compensation Committee or Board of Directors (with the recommendation of the Compensation Committee), which increases in salary are not required to be reflected in an amendment to the agreement.

We may terminate Mr. Smith’s employment (a) for “cause” (which is defined to include a material breach of the terms and conditions of the agreement, Mr. Smith’s act(s) of gross negligence or willful misconduct in the course of his employment that is injurious to the Company or its affiliates and subsidiaries, willful failure or refusal to perform in any material respect Mr. Smith’s duties or responsibilities, misappropriation of any assets of the Company or its affiliates and subsidiaries, embezzlement or fraud committed by or at the direction of Mr. Smith, or Mr. Smith’s conviction of, or pleading “guilty” or “no contest” to a felony under state or federal law); provided, however, prior to any such termination by us for “cause” due to a material breach of the terms and conditions of the agreement or Mr. Smith’s act(s) of gross negligence or willful misconduct in the course of his employment, we must first advise Mr. Smith in writing and provide him 60 days to cure; (b) in the event Mr. Smith suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 120 days in any six-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Smith.

Mr. Smith may terminate his employment (a) for “good reason” (meaning, without Mr. Smith’s consent, the failure of the Company to pay any compensation pursuant to the agreement when due or to perform any other obligation of the Company under the agreement or the relocation of the Company’s principal corporate offices by more than fifty (50) miles from Houston, Texas); provided, however, prior to any such termination by Mr. Smith for “good reason”, Mr. Smith must first advise us in writing (within 90 days of the occurrence of such event) and provide us 30 days to cure; (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

If Mr. Smith’s employment is terminated pursuant to his death or disability, Mr. Smith or his estate or his beneficiaries, as the case may be, will be entitled to receive (i) any accrued but unpaid base salary through the date of termination, any unpaid or unreimbursed expenses incurred in accordance with the terms of the agreement, any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and reasonable relocation costs, to the extent unpaid or unreimbursed) within 30 days after termination (collectively, the “Accrued Obligations”); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination, with such amount determined based on actual performance during such fiscal year as determined by our board’s compensation committee on the sixtieth day following termination; (iii) a lump sum payment of any non-discretionary annual cash bonus that would have been payable based on actual performance with respect to the year of termination in the absence of Mr. Smith’s death or disability, pro-rated for the period that Mr. Smith worked prior to his death or disability, and payable at the same time as the bonus would have been paid in the absence of Mr. Smith’s death or disability; and (iv) immediate vesting of any and all equity or equity-related awards previously awarded to Mr. Smith, irrespective of the type of award.

If Mr. Smith’s employment is terminated without “good reason” by Mr. Smith, or by us for “cause”, Mr. Smith is entitled to all Accrued Obligations, which amount must be paid within thirty days from the date of such termination, and any equity awards or equity-related awards that are not vested as of the date of termination will be cancelled.

If Mr. Smith’s employment is terminated by Mr. Smith for “good reason”, or by us without “cause” (other than due to death or disability), Mr. Smith will be paid, in lump sum on the sixtieth day following such termination, (i) the Accrued Obligations; (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the compensation committee; (iii) a lump sum cash payment equal to twelve months’ compensation at the sum of Mr. Smith’s base salary and Target Cash Bonus; (iv) a lump sum cash payment equal to the value of any non-discretionary annual cash bonus that would have been payable based on actual performance, pro-rated for the period Mr. Smith worked prior to termination; (v) for up to twelve (12) months, a monthly cash payment equal to the percentage of Mr. Smith’s health care premium costs covered by the Company as of the date of termination (provided that the Company is obligated to provide only such continuation of insurance benefits as it is required and can legally provide under its health insurance contract) of the monthly COBRA premium cost applicable to Mr. Smith, if Mr. Smith or his dependents is eligible, elects and continues COBRA coverage, or similar coverage as provided by similar state law; and (vi) immediate vesting of any and all equity or equity-related awards previously awarded to Mr. Smith that vest solely on the service of Mr. Smith. Any equity awards that vest based on various performance metrics will be vested only if such performance metrics have been met at the time of termination of service.

As a condition precedent to payment of any severance payments under the agreement (other than payment of any Accrued Obligations) (the “Severance Benefits”), Mr. Smith or his estate, as applicable, shall execute and shall not rescind, a release in favor of the Company and its affiliates and all related companies, individuals, and entities, in a form satisfactory to the Company, and any revocation period applicable to such release must have expired as of the sixtieth (60th) day following his termination of employment.

Potential Payments Upon Termination or Change in Control

In the event that Mr. Smith’s employment is terminated by us without “cause” or by Mr. Smith for “good reason” upon a Change of Control or during the 24-month period following a Change of Control, we are required to pay Mr. Smith (i) the same payments and benefits which Mr. Smith is entitled to receive in connection with a termination without “cause” (as discussed above), plus (ii) a lump-sum cash payment equal to 2.0 times the sum of Mr. Smith’s base salary and Target Cash Bonus in effect on the date of the Change of Control. In addition, our compensation committee, in its sole discretion, may award an additional cash bonus related to the Change of Control transaction, if the terms of the transaction are deemed to be significantly favorable to the Company. “Change of Control” for the purposes of the agreement means (i) a “change of control event” with respect to the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5), or (ii) a merger, consolidation, or reorganization of the Company with or involving any other entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization. The Change of Control payment obligations will continue to apply for the 24-month period following a Change of Control, without regard to whether the agreement is renewed following such Change of Control.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions and prohibits Mr. Smith from competing against us during the term of the agreement and for a period of six months after the termination of the agreement in any county in the United States where the Company holds mineral lease interests. In addition, for a period of twelve months after the termination of the agreement, Mr. Smith is prohibited from directly or indirectly (i) inducing any employee of the Company and its affiliates to leave the employ of the Company or its affiliates, (ii) hiring any employee or consultant of the Company or its affiliates within six months after the termination of such individual’s employment or consulting relationship with the Company or its affiliates, or (iii) inducing or attempting to induce any customer, supplier, subcontractor, licensee or other business relation of the Company or any affiliate to cease doing business with the Company or such affiliate.

Incentive awards under the agreement are subject to clawback pursuant to the terms of the Company’s Policy for the Recovery of Erroneously Awarded Incentive Based Compensation, effective October 2, 2023, to the extent applicable.

Mark L. Zajac - Chief Financial Officer

Mr. Zajac does not currently have an employment agreement with the Company. As a result, Mr. Zajac’s compensation may be set from time to time by the Board of Directors of the Company, or the Compensation Committee (including increases thereto, which need not be documented by formal agreement), and Mr. Zajac, in the discretion of the Board of Directors and/or Compensation Committee, may also be granted bonuses from time to time in cash, stock, or options. Mr. Zajac's salary was increased by the Board to $275,000 per year (from $263,925 per year), effective March 1, 2026.

Recent Equity Awards

On March 4, 2026, the Board of Directors of the Company, with the recommendation of the Compensation Committee, awarded Mr. Ryan Smith, the Chief Executive Officer of the Company and Mr. Mark L. Zajac, the Chief Financial Officer of the Company, an aggregate of 1,500,000 and 375,000 stock options, respectively, in consideration for services to be rendered through 2030 and 2028 respectively. The stock options granted to Mr. Smith have a strike price of $1.11 per share and vest equally over a four-year period, on each of January 2, 2027, 2028, 2029, and 2030, subject to the terms of the Company’s 2022 Equity Incentive Plan, and Mr. Smith’s continued service with the Company on such vesting dates. The stock options granted to Mr. Zajac have a strike price of $1.11 per share and vest equally over a two-year period, on each of January 2, 2027 and 2028, subject to the terms of the Company’s 2022 Equity Incentive Plan, and Mr. Zajac’s continued service with the Company on such vesting dates.

Directors Compensation

Director Compensation Table

We generally use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. Additionally, our directors are reimbursed for reasonable travel expenses incurred in attending meetings. In setting director compensation, we consider the significant amount of time that directors expend fulfilling their duties to us as well as the skill level required of such directors. The below table discloses the compensation paid to our non-employee directors for the year ended December 31, 2025. Mr. Smith does not receive any additional consideration for his service on the Board of Directors other than as set forth above, which discloses his compensation as an executive officer of the Company:

	Fees earned or		All other
	paid in cash	Stock awards	compensation	Total
Name	($)	($)(1)(2)	($)	($)
John A. Weinzierl	$150,000	$162,400	$-	$312,400
D. Stephen Slack	$95,500	$81,200	$-	$176,700
Randall D. Keys	$107,500	$81,200	$-	$188,700
Ryan L. Smith	$-	$-	$-	$-
James W. Denny III	$94,000	$81,200	$-	$175,200
Duane H. King	$75,000	$81,200	$-	$156,200
Joshua Batchelor (3)	$23,250	$81,200	$-	$104,450

*    The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. Does not include dividend distributions which directors may have received as holders of the Company's Common Stock, as such consideration was received by all stockholders. The table does include amounts paid to Directors that participated in Special Committee meetings that was established by the Board of Directors to review a proposed transaction between the Company and Synergy Offshore LLC, which is directly or indirectly owned by Messrs. Weinzierl and King.

(1)    Represents the fair value of the grant of shares of our Common Stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The values provided for these awards are based on applicable accounting standards and do not necessarily reflect the actual amounts realized or realizable.

(2)    As of December 31, 2025, the aggregate number of shares underlying unvested restricted stock shares held by each non-executive director serving on that date was as follows:

John A. Weinzierl	40,000
D. Stephen Slack	20,000
Randall D. Keys	20,000
James W. Denny III	20,000
Duane H. King	20,000

(3) Did not stand for re-election at the 2025 annual meeting and as such ceased to be a member of the Board on May 16, 2025.

Independent Director Compensation Policy

Each non-executive member of the Board of Directors will receive director compensation in accordance with the Company’s director compensation policies and practices, as they may be amended from time to time, which effective and approved by the Board of Directors on March 4, 2026, includes:

●	An annual cash retainer payable to each member of the Board of Directors of $75,000 and of $150,000 to the Chairman of the Board of Directors);
●	An annual cash payment payable to the Chairperson of (a) the Audit Committee of $25,000; (b) the Compensation Committee of $16,000; and (c) the Nominating Committee of $16,000; and
●	Long-term equity grants of shares of Common Stock or stock options of the Company, issuable to each member of the Board of Directors and the Chairman of the Board of Directors.

Recent Equity Awards

On March 4, 2026, the Board of Directors of the Company, with the recommendation of the Compensation Committee, awarded Mr. Weinzierl an aggregate of 460,000 stock options and each of the other five non-executive members of the Board of Directors an aggregate of 230,000 stock options in consideration for services rendered as members of the Board of Directors for fiscal 2026. The stock options have a strike price of $1.11 per share and vests at the rate of 1/2 of such shares on each of July 1, 2026 and January 2, 2027, subject to the terms of the Company’s 2022 Equity Incentive Plan, and such person’s continued service with the Company on such vesting dates.

Compensation Risk Assessment

We do not believe that our compensation programs encourage excessive risk taking. Risk mitigating factors of our compensation program and Board governance include:

●	A mix of short-term and long-term incentives designed to incentivize creation of long-term stockholder value; and
●	Caps on awards under our bonus programs, along with the use of targeted performance goals designed to emphasize metrics that lead to long-term stockholder value creation.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 regarding our equity compensation plans (including individual compensation arrangements), except as described below, under which equity securities are authorized for issuance.

Number of
securities remaining
available for future
	Number of		issuance under
	securities to be	Weighted-average	equity
	issued upon exercise	exercise price of	compensation plans
	of outstanding	outstanding options,	(excluding securities
	options, warrants	warrants and rights	reflected in Column
Plan Category	and rights (A)	(B)	(A) (C))
Equity compensation plans approved by shareholders (1)	16,500	$10.00	4,215,242
Equity compensation plans not approved by shareholders	-	$-	-
Total	16,500	$10.00	4,215,242

(1) The furthest column to the right represents 13,500 and 4,201,742 shares of Common Stock available for awards as of December 31, 2025 under the 2021 Equity Incentive Plan and the 2022 Equity Incentive Plan, respectively.

2021 Equity Incentive Plan

On June 24, 2021, the Company held its 2021 Annual Meeting of Stockholders at which the stockholders of the Company approved the adoption of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

The 2021 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant. Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2021 Plan. Incentive stock options may be granted under the 2021 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2021 Plan.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of Common Stock, or a reorganization or reclassification of the Company’s Common Stock, the aggregate number of shares of Common Stock which may be issued pursuant to awards under the 2021 Plan is the sum of (i) one million (1,000,000) shares, and (ii) an annual increase on April 1st of each calendar year, beginning in 2022 and ending in 2031, in each case subject to the approval of the Board of Directors or the Compensation Committee on or prior to the applicable date, equal to the lesser of (A) five percent (5%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year; (B) one million (1,000,000) shares; and (C) such smaller number of shares as determined by the Board of Directors or Compensation Committee (the “Share Limit”), provided that the Board of Directors has not determined to increase the number of shares of Common Stock eligible for issuance under the 2021 Plan since its approval by stockholders. Notwithstanding the above, no more than 10,000,000 incentive stock options may be granted pursuant to the terms of the 2021 Plan. The 2021 Plan was originally approved by the Board of Directors of the Company on April 27, 2021, subject to stockholder approval.

The 2021 Plan has 13,500 shares of Common Stock currently available for future awards as of the Record Date, March 9, 2026.

2022 Equity Incentive Plan

On June 21, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders of the Company approved the adoption of the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan was originally approved by the Board of Directors of the Company on April 18, 2022, subject to shareholder approval.

The 2022 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) restricted stock units; (vi) shares in performance of services; (vii) other awards of equity or equity based compensation; or (viii) any combination of the foregoing. In making such determinations, the Board of Directors (the “Board”) may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant. Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the 2022 Plan. Incentive stock options may be granted under the 2022 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2022 Plan.

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of Common Stock, or a reorganization or reclassification of the Company’s Common Stock, the aggregate number of shares of Common Stock which may be issued pursuant to awards under the 2022 Plan is the sum of (i) three million (3,000,000) shares, and (ii) an automatic increase on April 1st of each year for a period of nine years commencing on April 1, 2023 and ending on (and including) April 1, 2032, in an amount equal to the lesser of (A) five percent (5%) of the total shares of Common Stock of the Company outstanding on the last day of the immediately preceding fiscal year; and (B) 1,500,000 shares of Common Stock; provided, however, that the Board may act prior to April 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. Notwithstanding the foregoing, no more than a total of 10,000,000 shares of Common Stock (or awards) may be issued or granted under the 2022 Plan in aggregate, and no more than 10,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options. On April 1, 2026, the number of shares available for awards under the 2022 Plan shall increase automatically by 1,500,000 shares, as it is less than the 5% of the total outstanding shares of Common Stock of the Company as of December 31, 2025.

A total of 612,255 shares may be issued as awards under the 2022 Plan as of the Record Date, March 9, 2026.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Employment

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

We have adopted a nepotism policy pursuant to which family members of any employee, which include fathers, mothers, siblings, sons, daughters, nieces, nephews or grandchildren, may not be hired or terminated by a direct family member. Additionally, family members are not allowed to participate in any discussion relating to the setting of compensation rates for other family members. An immediate relative of any employee can only be hired after the Compensation Committee has reviewed the application of the direct family member and has satisfied itself that (a) the position is necessary, (b) the position has been adequately advertised, (c) other applicants have been interviewed by non-family managers of the Company, and (d) the family member is the most qualified candidate for the position. Further, written approval from the Chairman of the Compensation Committee must be received along with an approved rate of pay before any family members of any employees, officers or directors can be employed and paid by us.

Related Person Transaction Policy

From time to time, we have entered into transactions with certain “related persons,” a category that generally includes executive officers, directors, and beneficial owners of 5% or more of our Common Stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” The Audit Committee is responsible for the review and approval of each related party transaction exceeding $120,000, provided that the charter of the Audit Committee provides that any proposed transactions with related parties that involve significant cash, stock or other consideration are outside the scope of the Audit Committee and will be referred to a separate committee appointed and chartered by the Board, and made up of non-interested directors.

The Audit Committee considers all relevant factors when determining whether to approve a proposed related party transaction, including (without limitation):

●	the size of the transaction and the amount of consideration that might be paid to a related person;

●	the nature of the interest of the applicable related person; and

●	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Implementation of the Policy

In determining whether to approve a proposed related party transaction, the Audit Committee (or an ad hoc committee of the Board made up of independent directors, as applicable) must be reasonably satisfied that:

●	the transaction likely will significantly benefit all stockholders, even though it will provide a benefit to the related parties; and

●	goods or services of comparable quality either cannot be obtained from third parties in time to meet the Company’s needs or can be obtained but at a significantly higher cost.

In appropriate circumstances, the Audit Committee (or an ad hoc independent committee) may enlist outside sources to obtain information about the possibility of using third-party vendors’ goods and/or services.

Compensation of certain related persons other than executive officers is determined by the Compensation Committee rather than the Audit Committee as discussed in “Family Employment.” This policy has been followed by the Committee since 2004.

Related Party Transactions

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, “ Executive Compensation” and “Directors Compensation”, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of (a) $120,000 or (b) one percent of the Company’s total assets at year-end for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Related Party Exchange Agreement

On April 8, 2024, John A. Weinzierl, the Chairman of the Company, Trustee of the John Alfred Weinzierl 2020 Trust, u/t/a November 10, 2020 (the “Trust”), and WDM Family Partnership, LP, of whom Wallis Marsh is the beneficial owner and who was a greater than 5% shareholder of the Company (“WDM”), entered into a Property Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, and effective on April 8, 2024, the Trust exchanged a 33% membership interest in a separate limited liability company, for 3,124,893 shares of Company Common Stock held by WDM. Due to his status as Trustee of the Trust, Mr. Weinzierl may be deemed to beneficially own the securities held by the Trust.

Related Party Acquisition

On January 7, 2025, the Company entered into, and simultaneously closed the transactions contemplated by, a Purchase and Sale Agreement (the “Synergy Purchase Agreement”), with Synergy Offshore LLC (“Synergy”). Synergy is controlled by Mr. Duane H. King, a member of the Board of Directors of the Company, who serves as the Chief Executive Officer and Manager of Synergy, and John A. Weinzierl, the Company’s Chairman, who is an approximate sixty percent beneficial owner of Synergy.

Pursuant to the Synergy Purchase Agreement, the Company agreed to purchase from Synergy, 24,000 net operated acres located across the Kevin Dome structure in Toole County, Montana, which are highly contiguous to certain assigned rights the Company acquired in June 2024, including all leases, wells, rights and interests in, under or derived from all communalization, unitization, or pooling agreements or pooling orders, easements, mineral interests, contracts, production, equipment, claims, receivables, indemnities, permits, seismic studies and records, associated therewith (collectively, the “Property”), subject to Synergy retaining an undivided twenty percent (20.00%) of Synergy’s right title and interest in the Property, and certain excluded assets (the “Synergy Reserved Interest”).

The Property was acquired in consideration for (a) $2.0 million in cash, subject to customary adjustments; (b) 1,400,000 shares of the Company’s Common Stock (representing 4.76% of the Company’s outstanding Common Stock at the time of the entry into the Purchase Agreement)(the “Closing Shares”); (c) a carried working interest whereby the Company agreed to cover and pay for 100% of Synergy’s costs attributable to the Synergy Reserved Interest, until the earlier of (i) 78 months from the closing date; or (ii) the date the  total costs associated therewith total $20 million; (d) the Company's agreement to pay Synergy 18% of the cash amounts it actually realizes following the closing in, so much as they result from, are generated by, or are credited to the Company, pursuant to any law or regulation allowing for benefits resulting from our sequestration of carbon oxides or similar substances derived directly from the area of mutual interest (“AMI”) surrounding the Property; and (e) the Company's agreement to pay Synergy 18% of the gain we may receive in connection with the sale of the future, first, gas processing plant located on the Property (which includes any expansions connected to the initial installation that processes production from within the AMI in which the Company has a financial interest), in the same form as the consideration we receive upon such sale.

Related Party Shares Repurchase

On January 27, 2025, the Company entered into a Share Repurchase Agreement with Banner Oil & Gas, LLC (“Banner”), Woodford Petroleum, LLC (“Woodford”), and Sage Road Energy II, LP, (“Sage Road Energy”, and together with Banner and Woodford, the “Selling Stockholders”). In his capacity as co-Managing Partner of Sage Road Capital, LLC, which indirectly controls and manages certain funds which own a majority interest in Banner, Woodford and Sage Road Energy, Joshua L. Batchelor, a then member of the Board of Directors of the Company, may be deemed to beneficially own the shares of Common Stock held by the Selling Stockholders.

Pursuant to the Share Repurchase Agreement, the Company, in a private transaction, outside of, and separate from the Company’s previously disclosed share repurchase program, on January 27, 2025, repurchased (a) 534,020 shares of Common Stock held by Banner, (b) 41,229 shares of Common Stock held by Woodford, and (c) 60,151 shares of Common Stock held by Sage Road, for an aggregate of $1,574,362 or $2.47775 per share, which is the price per share of the 4,871,400 shares of Common Stock which we sold in our underwritten public offering which closed on January 23, 2025, less underwriting discounts and commissions, and which represented an 8.2% premium to the closing sales price of the Company's Common Stock on January 27, 2025.

The Share Repurchase Agreement contains customary representations, warranties and covenants of the parties. The share repurchase was approved by the disinterested members of the Board of Directors of the Company, as well as the Company’s Audit Committee, comprised solely of independent directors not affiliated with Mr. Batchelor or the Selling Stockholders.

Related Party Engagement

On March 19, 2026, the Company engaged Alchemy Industrial, a company in which the Company's Chairman, John A. Weinzierl, holds a controlling ownership interest (“Alchemy”) to conduct a feasibility study for a potential Battery Energy Storage System microgrid solution at the Company's helium processing and CO₂ sequestration facility in Toole County, Montana. In consideration for preparing the study, the Company agreed to pay Alchemy a fee of $50,000.

Nominating and Voting Agreement.

On January 5, 2022, the Company closed the acquisitions contemplated by those certain three separate Purchase and Sale Agreements, previously entered into by the Company on October 4, 2021, with each of (a) Lubbock Energy Partners LLC; (b) Banner Oil & Gas, LLC, Woodford Petroleum, LLC and Llano Energy LLC, and (c) Synergy Offshore LLC. Lubbock is beneficially owned by Mr. John A. Weinzierl (our Chairman) and Mr. Wallis T. Marsh, due to their status as Chief Executive Officer and Manager, and Manager, respectively, of Lubbock. Synergy may have also been deemed to be beneficially owned by Mr. Duane H. King (one of our Directors) as Chief Executive Officer of Synergy, and as a result of his then ownership of the limited liability company that owned 100% of the membership interests of Synergy. As discussed above, Synergy is currently controlled by Mr. Duane H. King, a member of the Board of Directors of the Company, who serves as the Chief Executive Officer and Manager of Synergy, and John A. Weinzierl, the Company’s Chairman, who is an approximate sixty percent beneficial owner of Synergy.

Also on January 4, 2022, we and each of the Sellers entered into a Nominating and Voting Agreement. On and effective on September 16, 2022, the Company, each of the Sellers, and King Oil & Gas Company, Inc., which entity is controlled by Duane H. King, its President and one of our directors, WDM Family Partnership, LP, which entity is controlled by Wallis T. Marsh, its President, and Katla Energy Holdings LLC, which entity is controlled by John A. Weinzierl, its Chief Executive Officer and our Chairman, entered into an Amended and Restated Nominating and Voting Agreement.

The Amended and Restated Nominating and Voting Agreement is discussed in greater detail above under “Corporate Governance” – “Nominating and Voting Agreement and Board Appointment Rights”, which information is incorporated by reference into this “Certain Relationships and Related Transactions” section by reference.

In-Kind Distribution

On October 28, 2025, Synergy distributed all of the 1,400,000 shares of Common Stock owned by it to Synergy Producing Properties, LLC (“SPP”). Mr. King is the sole manager of SPP; however, affiliates of Messrs. King and Katla Energy (an affiliate of Mr. Weinzierl) are currently owners of SPP.  Also on October 28, 2025, SPP distributed all 1,400,000 of such shares to its members, including 796,761 shares to Katla Energy and 332,329 shares to King Oil.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file reports of their ownership of, and transactions in, our Common Stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us we believe that all filings required to be made under Section 16(a) during 2025 were timely made, except that Ryan L. Smith, our Chief Executive Officer, President and director, inadvertently failed to timely report one transaction and as a result one Form 4 was not timely filed, and Joshua Batchelor, a then greater than 10% stockholder and a member of a 10% reporting group, inadvertently failed to timely report sixteen transactions and as a result two Form 4s were not timely filed.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, two Class One directors are to be elected to hold office until the 2029 annual meeting of stockholders and until his respective successor is duly elected and qualified. The Nominating Committee has recommended, and the Board of Directors has selected, the following nominees for election: John A. Weinzierl and D. Stephen Slack, all of which currently serves as directors of our company. The Company is not aware that the nominees will be unable to, or for good cause will not, serve as directors.

Directors

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving the Company and our stockholders.

Our Current Directors consist of:

Name	Position	Age	Director Class	Director Since
John A. Weinzierl*	Chairman	57	One	January 2022
D. Stephen Slack*	Director	75	One	December 2019
Randall D. Keys♦	Director	66	One	December 2019
Ryan L. Smith	President, Chief Executive Officer, and Director	43	Two	January 2021
James W. Denny III	Director	78	Two	December 2019
Duane H. King	Director	65	Three	January 2022

* Up for appointment at the Annual Meeting.

♦ Not nominated for re-appointment at the Annual Meeting.

The Company’s Board currently consists of six directors. Mr. Keys has not been nominated for re-election at the Annual Meeting. On the date of the Annual Meeting, the size of the Board will be reduced to five members. The Company’s Certificate of Incorporation provides for the division of the Company’s Board into three classes as equal in number as the total number of members of the Board provided in the Bylaws permits.

The nominees for election at the Annual Meeting are John A. Weinzierl and D. Stephen Slack, each current members of the Board. Please see biographical information for Messrs. Weinzierl and Slack under the heading “Business Experience of Directors”. If approved by the stockholders, the nominee will serve a term that will expire at the 2029 annual meeting.

Business Experience of Directors

Set forth below is certain biographical information for each director as of the date of this filing. The Nominating Committee selects director nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership and an understanding of our oil and natural gas exploration and production business. Our overall objective is to identify a group of directors that can best contribute to our long-term success. All of the directors, including the directors standing for re-election, discussed below are seasoned leaders who collectively bring to the Board a vast array of oil and natural gas industry, public company and private company and other business experience, all at the senior executive officer level, and who meet our director qualification standards. Among other attributes, the members of our Board possess a wide breadth of varied skills, experience and leadership in the natural resources and energy industries, finance and accounting, risk management, operations management, strategic planning, business development, regulatory and government affairs, corporate governance, human resources and compensation, and public policy—qualities that led the Nominating Committee and the Board to conclude that these individuals should serve as our directors at this time, in light of our business and structure, overall industry environment, and our long-term strategy. The specific experiences, qualifications, attributes, and skills of each director are briefly described below. In addition, the directors represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and fresh perspectives, and have a demonstrated ability to work collaboratively with candid discussion.

Director Nominees

John A. Weinzierl (Age 57) – Independent Director (Class One) (Director Nominee - Chairman). Mr. Weinzierl has served as Chairman of the Board of Directors of the Company since January 2022. John A. Weinzierl is a founding partner of Katla Capital, a Houston based family office seeking to invest with entrepreneurs, business owners, management teams and other investors/sponsors in diversified industries, real estate and alternative asset classes. He also leads Katla Energy Holdings LLC, a company he founded in 2016, to own, operate and invest in energy assets and companies in North America. Mr. Weinzierl previously served as CEO of Memorial Resource Development LLC (MRD), a company he co-founded in 2011, from December 2011 to September 2016. While CEO, he expanded MRD’s oil and gas operations to six states, led the public listing of two subsidiary companies, Memorial Resource Development Corp. and Memorial Production Partners LP. Memorial Production Partners LP filed for Chapter 11 bankruptcy protection in January 2017, which bankruptcy was closed in May 2017 (Mr. Weinzierl served as Chief Executive Officer of Memorial Production Partners LP from December 2011 to September 2016). Prior to MRD, Mr. Weinzierl was a partner and ran the Houston office of NGP Energy Capital Management, an energy-focused private equity firm, from 1999 to 2011. He sourced, structured and executed investments, monitored existing investments and led capital markets transactions in the upstream, midstream and oilfield services sectors. He began his career as a petroleum engineer for Conoco, Inc. Mr. Weinzierl is a licensed Professional Engineer (PE) in the State of Texas, and earned a B.S. in Petroleum Engineering and an MBA from the University of Texas at Austin, which recognized him as a Sord Scholar, a Distinguished Engineering Graduate and a Distinguished Alumnus from the Department of Petroleum Engineering. He is currently a member of the Executive Committee of the Development Board and former chairman of the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin.

Mr. Weinzierl has been nominated as a Board member pursuant to Lubbock’s nomination right set forth in the Nominating and Voting Agreement discussed above under “Nominating and Voting Agreement and Board Appointment Rights”.

Qualifications: The Board has concluded that Mr. Weinzierl’s significant oil and gas experience qualifies him for service as a member of the Board of Directors.

D. Stephen Slack (Age 75) – Independent Director (Class One) (Director Nominee). Mr. Slack has served on the Board since December 2019 and served as Chairman of the Board of Directors from December 2019 to January 2022. Mr. Slack is the former President and Chief Executive Officer of South Bay Resources, L.L.C., a privately held oil and gas exploration and production company, and of its affiliate South Bay Resources Canada, Inc. Prior to founding South Bay in 2001, Mr. Slack served as Senior Vice President and Chief Financial Officer of Pogo Producing Company, Inc. (formerly NYSE: PPP), an independent oil and gas producer, from 1988 to 1998, and as a director from 1990 to 1998. From March 2003 to August 2010, Mr. Slack served as a director of The Cornell Companies, Inc. (formerly NYSE: CRN). During his tenure, Mr. Slack served as chair of the Audit Committee, the Committee’s designated financial expert and as a member of the Compensation Committee. Mr. Slack received his bachelor’s degree from the University of Southern California and his Master of Business Administration (M.B.A.) from Columbia University.

Qualifications: The Board has concluded that Mr. Slack’s experience qualifies him for service as an independent director and as a member of the Audit and Compensation Committees.

Continuing Directors

Duane H. King (Age 65) – Independent Director (Class Three) (Continuing Director). Mr. King has served as a member of the Board of Directors since January 2022. Mr. King has served as CEO of Synergy Offshore, LLC (which he co-founded) since October 2010. In 2002, Mr. King co-founded Synergy Oil & Gas, L.P. (“Synergy LP”). In 2010 and 2011, Synergy LP sold its assets, providing a successful exit to its private equity sponsor, Natural Gas Partners, while retaining an interest in a midstream processing company and an exploration project. In 1991, Mr. King co-founded Synergy Oil & Gas, Inc and in 2001, successfully sold the company. From 1988 to May 1991, he served as an Associate with the Chase Manhattan Bank in the Energy Division in Houston and New York, specializing in energy corporate finance. From 1984 to 1986, Mr. King was a Production Engineer for Mitchell Energy & Development Corp. in Midland, Texas. His responsibilities with Mitchell included the design, arrangement and performance of completions and workovers and the direction of the daily operations of approximately 120 producing oil and gas wells. Mr. King is a member of The Chancellor’s Council Executive Committee and the Engineering Advisory Board for the University of Texas. Mr. King is also involved in numerous charity organizations and is currently the President of the Board of Yellowstone Academy, a school he helped establish, and has served on the Boards of Episcopal High School, Archway Academy, Presbyterian School, Houston Habitat for Humanity, Houston Producers Forum, and other organizations. Mr. King received his B.S. with honors in Petroleum Engineering from the University of Texas and obtained an MBA from the University of Texas where he was a Sord Scholar.

Qualifications: The Board has concluded that Mr. King’s significant oil and gas experience qualifies him for service as a member of the Board of Directors.

James W. Denny III (Age 78) – Independent Director (Class Two) (Continuing Director). Mr. Denny has served on the Board since December 2019. Mr. Denny possesses more than 45 years of industry related experience. Mr. Denny previously served as Executive Vice President of Operations for Lilis Energy from April 2018 to July 2019. Mr. Denny served as Vice President at Siltstone from January 2016 to March 2018 and as Magnum Hunter Resource Corporation’s Executive Vice President of Operations and as President of the Appalachian Division from 2007 to September 2015. Mr. Denny also served as President and Chief Executive Officer of Gulf Energy Management Company, a wholly-owned subsidiary of Harken Energy Corporation from 2002 to 2007. In his capacity as President and Chief Executive Officer of Gulf Energy Management, Mr. Denny was responsible for all facets of Gulf Energy Management’s North American operations. He is a registered professional engineer in the state of Louisiana and is a certified earth scientist. He is also a member of various industry associations, including the American Petroleum Institute, the National Society of Professional Engineers, the Society of Petroleum Engineers and the Society of Petroleum Evaluation Engineers. He is a graduate of the University of Louisiana-Lafayette with a Bachelor of Science in Petroleum Engineering.

Qualifications: The Board has concluded that Mr. Denny’s oil and gas industry experience qualifies him for service as an independent director and as a member of the Audit, and Nominating Committees.

Ryan L. Smith (Age 43) – Director (Class Two) (Continuing Director), Chief Executive Officer. Mr. Smith has served as the Company’s Chief Executive Officer since December 2019 and as the Company’s Chief Financial Officer from May 2017 to June 2023. Mr. Smith consulted for the Company from January 2017 to May 2017. Prior to this position, Mr. Smith served as Emerald Oil Inc.’s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Since March 2024, Mr. Smith has served as a member of the Board of Directors of Forum Markets, Incorporated (Nasdaq: FRMM). Mr. Smith also currently serves as Lead Independent Director, Chairperson of the Audit Committee, Member of the Compensation Committee, and Chairperson of the Nominating, Corporate and Governance Committee of the Board of Directors of Forum Markets. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

Qualifications:

The Board has concluded that Mr. Smith’s significant oil and gas experience and familiarity with the day to day operations of our business qualify him for service as a director.

Director Not Nominated for Re-Election

The current term of Randall D. Keys, a member of our board of directors, will expire at the Annual Meeting. Mr. Keys has not been re-nominated to our board of directors at the Annual Meeting. Our board of directors thanks Mr. Keys for his distinguished service as a director of the Company. As a result, to avoid a vacancy existing on our board of directors following the Annual Meeting, consistent with our amended and restated bylaws, our Board of Directors has unanimously adopted a resolution to reduce the size of our board of directors from six to five members, effective upon the conclusion of the Annual Meeting.

Randall D. Keys (Age 66) – Independent Director (Class One). Mr. Keys has served on the Board since December 2019. Mr. Keys served as Chief Executive Officer of Evolution Petroleum Corporation, an NYSE-listed exploration and production company, prior to his retirement in June 2018. He joined Evolution in 2014 as Chief Financial Officer. Mr. Keys has over 35 years of experience in the oil and gas industry, including positions as Chief Financial Officer of public energy companies. He earned a B.B.A. in Accounting from the University of Texas at Austin and began his career with the accounting firm of KPMG.

Qualifications: The Board has concluded that Mr. Keys’ broad experience in the energy industry qualifies him for service as an independent director. Further, his experience as a financial officer in public energy companies, experience with SEC reporting requirements, and his education and prior certification as a CPA, qualifies him to serve as an Audit Committee Financial Expert.

Board Recommendation

The Board recommends you vote “FOR” the director nominees contained in Proposal 1. For the reasons provided in this Proxy Statement, we are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the election of John A. Weinzierl and D. Stephen Slack as Class One directors of the Company to serve until the third succeeding annual meeting of stockholders to be held in 2029, and until their successors have been duly elected or appointed and qualified.”

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board seeks stockholder ratification of the Audit Committee’s engagement and appointment of Weaver & Tidwell, L.L.P. (“Weaver”), certified public accountants, to act as the independent registered public accounting firm for the audit of our financial statements for the year ending December 31, 2026. The Audit Committee has not determined what action, if any, would be taken should the appointment of Weaver not be ratified at the meeting. A representative from Weaver is not expected to be present at the Annual Meeting, but if a representative from Weaver is present, they will be provided the opportunity to make a statement at the meeting.

Principal Accounting Fees and Services

The Audit Committee approves the terms of engagement before we engage the audit firm for audit and non-audit services, except as to engagements for services outside the scope of the original terms, in which instances the services are provided pursuant to pre-approval policies and procedures established by the Audit Committee. These pre-approval policies and procedures are detailed as to the category of service and the Audit Committee is kept informed of each service provided. These policies and procedures, and the work performed pursuant thereto, do not include any delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

Weaver, the Company’s independent registered accounting firm for the fiscal years ended December 31, 2025 and 2024, charged the following fees related to our 2025 and 2024 financial statements through March 17, 2026, all of which were approved by the Audit Committee:

	2025	2024
Audit fees	$341,000	$155,000
Audit-related fees	93,000	95,000
Total	$434,000	$250,000

Relationship with Independent Accountants

Weaver's audit report on the Company’s financial statements for the year ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Board Recommendation

The Board recommends you vote “FOR” Proposal 2. For the reasons provided in this Proxy Statement, we are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders ratify the Audit Committee’s appointment of Weaver & Tidwell, L.L.P., certified public accountants, to act as the auditors of the Company’s financial statements for the year ending December 31, 2026.”

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General Information

In accordance with the requirements of Section 14A of the Exchange Act, our stockholders are entitled to cast an advisory “say-on-pay” vote at the Annual Meeting to approve the compensation of the Company’s executive officers named in the “Summary Compensation Table”, as disclosed in this Proxy Statement above under “Executive and Director Compensation”. We currently hold an advisory vote on executive compensation every year. We last held a vote on the frequency of future votes on “say-on-pay” approval of executive compensation at our 2025 Annual Meeting. At the 2025 annual stockholders’ meeting, the outcome of the say-on-pay vote was 8,197,095 votes for, 305,486 votes against, 70,012 votes abstaining, and 12,834,054 broker non-votes. Our next frequency vote on stockholder compensation is expected to be held at the 2028 annual meeting of shareholders.

As an advisory vote, the result of the vote on this Proposal 3 is not binding on the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for Named Executive Officers referenced in the “Summary Compensation Table”.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, nor creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The Board recommends you vote for Proposal 3. For the reasons provided in this Proxy Statement, we are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of our Named Executive Officers for 2025 as disclosed in the Proxy Statement for U.S. Energy’s 2026 Annual Meeting of Stockholders pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussion, be, and hereby is, APPROVED.”

PROPOSAL 4:  APPROVAL OF THE NASDAQ 20% CAP REMOVAL PROPOSAL

General Information

On October 9, 2025, the Company entered into the Purchase Agreement and a related Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of October 9, 2025, with Roth Principal Investments. Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, in its sole discretion, to sell to Roth Principal Investments up to $25,000,000 of newly issued shares of the Company’s Common Stock, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to Roth Principal Investments under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement (the initial satisfaction of such conditions, the “Commencement”, and the date on which the Commencement occurred, the “Commencement Date”, which date was December 1, 2025), including that a registration statement registering under the Securities Act, the resale by Roth Principal Investments of shares of Common Stock issued to it by the Company under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement (the “Registration Statement”), is declared effective by the SEC (which effectiveness date was December 1, 2025), the Company has the right, but not the obligation, from time to time in its sole discretion over a period of up to 24 months from the Commencement Date, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock, not to exceed certain limitations as set forth in the Purchase Agreement (each, a “Market Open Purchase”), by delivering written notice to Roth Principal Investments prior to the commencement of trading of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) on any trading day (the “Purchase Date”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than a specified threshold price as set forth in the Purchase Agreement (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as defined below) effected by the Company under the Purchase Agreement (as applicable) have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The purchase price of the shares of Common Stock that the Company elects to sell to Roth Principal Investments in a Market Open Purchase pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”) during the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date and ending at the earliest to occur of (i) such time of official close of the regular trading session, (ii) such time during such regular trading hour period, the trading volume threshold calculated in accordance with the Purchase Agreement is reached, and (iii) if the Company further specifies in the applicable purchase notice for such Market Open Purchase that a “limit order discontinue election” shall apply to such Market Open Purchase, such time the trading price of the Common Stock on Nasdaq during such Market Open Purchase Valuation Period falls below the applicable minimum price threshold determined in accordance with the Purchase Agreement, less a fixed 2.5% discount to the VWAP for such Market Open Purchase Valuation Period.

In addition to the Market Open Purchases described above, the Company also has the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of Common Stock, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those applicable to Market Open Purchases (each, an “Intraday Purchase”), by timely delivering an irrevocable written notice of such Intraday Purchase to Roth Principal Investments after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”).

The per share purchase price for the shares of Common Stock that the Company elects to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 2.5% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different purchase valuation periods during the regular trading session on Nasdaq on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, an “Intraday Purchase Valuation Period”).

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the Common Stock the Company may elect to sell to it in any Market Open Purchase, or any Intraday Purchase under the Purchase Agreement. The purchase price per share of Common Stock that the Company may elect to sell to Roth Principal Investments in a Market Open Purchase or an Intraday Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Purchase Valuation Period for such Market Open Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

The Company will control the timing and amount of any sales of Common Stock to Roth Principal Investments that it may elect, in its sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of Common Stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable Nasdaq rules, in no event may the Company issue to Roth Principal Investments under the Purchase Agreement more than 7,123,382 shares of Common Stock, which number of shares is equal to 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of Common Stock that the Company directs Roth Principal Investments to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds $1.2788  (representing the lower of (a) the official closing price of the Common Stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, adjusted as required by Nasdaq to take into account, among other things, our issuance of the Commitment Shares (defined below) to Roth Principal Investments for non-cash consideration and our payment of the Cash Commitment Fee (defined below) to Roth Principal Investments), so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement (the “Exchange Cap Price”).

In addition, the Company may not issue or sell any shares of Common Stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The net proceeds from sales of Common Stock by the Company to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells shares of Common Stock to Roth Principal Investments under the Purchase Agreement. The Company currently plans to use any net proceeds therefrom for working capital and general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or any hedging transaction, which establishes a net short position with respect to the Common Stock.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 24-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from the Company under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $25,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of its creditors.

The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty to the Company, upon 10 trading days’ prior written notice to Roth Principal Investments. The Company and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Market Open Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement (other than with respect to the Threshold Price) or the Registration Rights Agreement may be modified or waived by the Company or Roth Principal Investments from and after the date that is one trading day immediately preceding the date on which the initial Registration Statement is first filed with the SEC.

As consideration for Roth Principal Investments’ commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company (i) paid to Roth Principal Investments a cash “structuring fee” of $25,000, prior to the execution of the Purchase Agreement, (ii) upon the execution of the Purchase Agreement, issued 223,141 shares of Common Stock (the “Commitment Shares”) to Roth Principal Investments, which Commitment Shares have a total aggregate value equal to 1.08% of Roth Principal Investments’ $25,000,000 total aggregate purchase commitment under the Purchase Agreement (each Commitment Share valued at $1.21 per share, representing the closing sale price of the Common Stock immediately prior to the execution of the Purchase Agreement, rounded to the nearest whole share), and (iii) agreed to pay Roth Principal Investments the Cash Commitment Fee of $180,000 (the “Cash Commitment Fee”), which Cash Commitment Fee is equal to 0.72% of Roth Principal Investments’ $25,000,000 total aggregate dollar amount purchase commitment under the Purchase Agreement.

In addition, the Company agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $75,000, payable upon execution of the Purchase Agreement and Registration Rights Agreement. The Company also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters as contemplated by the Purchase Agreement.

The Company engaged D. Boral Capital, LLC, a registered broker-dealer and FINRA member (“D. Boral Capital”), to be the qualified independent underwriter in connection with the offering to be registered under the Registration Statement and, in such capacity, participate in the preparation of the Registration Statement and exercise the usual standards of “due diligence” with respect thereto, in order for such offering to be in full compliance with the applicable rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), including FINRA Rule 5121. The Company has agreed to pay directly to D. Boral Capital a cash fee of $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in the offering to be registered under the Registration Statement. D. Boral Capital will receive no other compensation for acting as the qualified independent underwriter in connection with such offering.

Since the date of the Purchase Agreement, the Company has issued and sold an aggregate of 8,548,382 shares of Common Stock to Roth Principal Investments pursuant to the Purchase Agreement, for aggregate gross proceeds of $9.3 million (an average sales price of $1.0882 per share), which includes certain sales of Common Stock made above the Exchange Cap Price.

The Purchase Agreement is intended to provide the Company with flexible access to capital, at the Company’s sole discretion, to support working capital needs and general corporate purposes. The Company determines when, and in what amounts, shares may be sold under the Purchase Agreement and is under no obligation to sell any shares to Roth Principal Investments.

Exchange Cap

As discussed above, the Company is prohibited from selling shares of Common Stock to Roth Principal Investments to the extent that such sales would result in the Company exceeding the Exchange Cap (subject to the ability of the Company to sell shares for more than the Exchange Cap Price), without prior stockholder approval. As such, the Company is seeking stockholder approval pursuant to the NASDAQ 20% Cap Removal Proposal for the elimination of the Exchange Cap.

For the sake of clarity, approval of this proposal by stockholders at the Annual Meeting will be deemed the approval of all shares of Common Stock issuable pursuant to the terms of the Purchase Agreement.

Why does the Company need Stockholder Approval?

The Company’s Common Stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” In order to issue share of Common Stock in excess of the Exchange Cap, we are seeking stockholder approval for elimination of the Exchange Cap to permit the issuance of more than 20% of the Company’s outstanding Common Stock pursuant to the terms of the Purchase Agreement.

The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market price or book value of such securities if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction.

Pursuant to the Purchase Agreement, in no event may we issue or sell to Roth Principal Investments a number of shares equal to more than 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of Common Stock that the Company directs Roth Principal Investments to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the Exchange Cap Price, so that the Exchange Cap limitation will not apply to issuances and sales of Common Stock pursuant to the Purchase Agreement.

In order to fully utilize the $25,000,000 maximum aggregate purchase price available under the Purchase Agreement, we are required to obtain stockholder approval pursuant to Nasdaq Listing Rule 5635(d) to permit issuances of our Common Stock (including the issuance of more than 19.99% of our Common Stock) to Roth Principal Investments pursuant to the Purchase Agreement.

Accordingly, we are seeking stockholder approval for the issuance of shares of our Common Stock under the Purchase Agreement in excess of the Exchange Cap, as required by Nasdaq Listing Rule 5635(d).

What is the Effect on Current Stockholders if the NASDAQ 20% Cap Removal Proposal is Approved?

If stockholders approve the NASDAQ 20% Cap Removal Proposal, the Company may sell shares of Common Stock pursuant to the Purchase Agreement in excess of the Exchange Cap, regardless of the price at which such shares of Common Stock are sold, subject in all cases to the terms of the Purchase Agreement. The issuance of shares of Common Stock pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of Common Stock could adversely affect prevailing market prices of our shares of Common Stock. The issuance of shares of Common Stock in connection with the Purchase Agreement could also have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, election of members to the Board or an extraordinary corporate transaction opposed by the Company.

Because the price per share to be paid by Roth Principal Investments for each share of Common Stock sold pursuant to the Purchase Agreement will be based on the VWAP of our Common Stock during the applicable valuation period (as discussed above), less a 2.5% discount, the number of shares of Common Stock that we may sell pursuant to the Purchase Agreement will depend on the VWAP of our Common Stock as of each closing and we cannot predict the number of shares of Common Stock that we may issue pursuant to the Purchase Agreement in the future, or the price at which we may issue such shares. However, the issuance of shares of Common Stock that we may sell to Roth Principal Investments pursuant to the Purchase Agreement could result in significant dilution to our holders of our Common Stock.

What is the Effect on Current Stockholders if the NASDAQ 20% Cap Removal Proposal is not Approved?

If the NASDAQ 20% Cap Removal Proposal is not approved the Company will not be able to sell any additional shares of Common Stock under the Purchase Agreement, unless such sales are at a price greater than the Exchange Cap Price.

Such restriction may prevent us from raising additional funding under the Purchase Agreement, which could prevent us from raising sufficient capital to support our operations and business plans and/or force us to seek out alternative capital which may be on terms less favorable to us compared to the terms of the Purchase Agreement, or create more dilution than sales under the Purchase Agreement would.

Where can I find more information regarding the Purchase Agreement?

The above descriptions set forth the material terms of the Purchase Agreement. A copy of the Purchase Agreement is file as an exhibit to the Current Report on Form 8-K filed with the SEC on October 9, 2025, which is incorporated by reference herein – see “Documents Incorporation by Reference”, below.

Board Recommendation

The Board believes that approval of this proposal is in the best interests of the Company and its stockholders, as it would enhance the Company’s financial flexibility and ability to raise capital efficiently, while allowing the Company to determine the timing and amount of any issuances based on prevailing market conditions.

The Board recommends you vote for Proposal 4. For the reasons provided in this Proxy Statement, we are asking stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the Nasdaq 20% Cap Removal Proposal.”

ADDITIONAL FILINGS

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, 1616 Voss, Suite 725, Houston, Texas 77057; Attention: Ryan L. Smith, Chief Executive Officer.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this Proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference in this Proxy Statement the following documents filed by us with the SEC under the Exchange Act:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 13, 2026, which is also included with this Proxy Statement; and

(b)	The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on October 9, 2025, February 13, 2026 and March 4, 2026.

We undertake to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Proxy Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the address and telephone number set forth below under “Company Contact Information.”

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

U.S. Energy Corp.

1616 Voss, Suite 725

Houston, Texas 77057

Attention: Ryan L. Smith, Chief Executive Officer

U.S. ENERGY CORP.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85021-P47033 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

U.S. ENERGY CORP.

The Board of Directors recommends that you vote FOR the nominees:

	For All	Withhold All	For All Except
1. To elect two Class One directors to serve for a term expiring at our 2029 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees Class One:

01) John A. Weinzierl
02) D. Stephen Slack

The Board of Directors recommends you vote FOR the following proposal No. 2:

The Board of Directors recommends you vote FOR the following proposal No. 3:

	For	Against	Abstain
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal No. 4:

	For	Against	Abstain
4. To approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock pursuant to the terms of a Common Stock Purchase Agreement dated October 9, 2025.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V85022-P47033

U.S. ENERGY CORP.

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 8, 2026 at 9:00 AM, CDT

The undersigned, shareholder(s) of U.S. Energy Corp. (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company for the Company's 2026 Annual Meeting, and hereby appoints Ryan L. Smith and Mark L. Zajac (the "Proxies"), and each of them, with full power to act without the other, with full power of substitution and re-substitution, as proxies and attorneys-in-fact, to cast all votes that the shareholder(s) is/are entitled to cast at, and with all powers that the undersigned would possess if personally present at, the Annual Meeting of Shareholders of the Company, to be held at 9:00 AM, CDT on May 8, 2026, at the Company's Offices at 1616 Voss, Suite 725, Houston, Texas 77057, and at any adjournment or postponement thereof, and to vote all shares of the Company that the Shareholder(s) would be entitled to vote if then and there personally present, on the matters set forth in the proxy statement, and all such other business as may properly come before the meeting. I/we hereby revoke all proxies previously given.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE DIRECTORS SPECIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4 AND FOR ALL SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE SOLE DETERMINATION OF THE PROXY.

Continued and to be signed on reverse side